UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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SSR MINING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SSR Mining Inc.

2022 Proxy Statement

6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237
http:/www.ssrmining.com/

April 14, 2022

Dear Shareholder:

We are pleased to invite you to the Annual Meeting of the Shareholders of SSR Mining Inc., which will be held virtually on May 27, 2022 at 10:00 a.m. MDT (Denver).

The Annual Meeting provides us with a valuable opportunity to consider matters of importance to the Company with Shareholders (as defined below), and we look forward to your participation. The accompanying Notice of Annual Meeting of Shareholders and proxy statement (the “Proxy Statement”) describes the business to be conducted at the meeting and provides information on SSR Mining Inc.’s approach to executive compensation and governance practices. We invest significant time and effort to ensure our compensation programs are competitive in the market and appropriately aligned with the achievement of business results and long-term Shareholder interests. Annually, we conduct a robust Shareholder outreach program and the disclosures contained in the accompanying Proxy Statement reflect feedback received during our outreach program.

Your participation in the affairs of the Company is important to us and we encourage you to vote your Shares.

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by calling toll-free at 1-877-452-7184 (for Shareholders in Canada or the United States) or 1-416-304-0211 (for Shareholders outside North America) or by e-mail at assistance@laurelhill.com. If you are a holder of SSR Mining Inc.’s CHESS depositary interests in Australia, you can contact Laurel Hill by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

The Board and management look forward to your participation at the Annual Meeting and thank you for your continued support.

Sincerely,

/s/ Rod Antal
Rod Antal
President & Chief Executive Officer
i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	May 27, 2022, 10:00 a.m. MDT (Denver) .
Place:
The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, shareholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting https://web.lumiagm.com/445339179 and entering the control number included on your proxy card.
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Items of Business:
•Elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
•To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
•To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement;
•To approve, ratify and confirm the Company’s 2022 Employee Share Purchase Plan;
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022; and
•To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.
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Record Date:
The Board of Directors set March 31, 2022 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
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Voting:
Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. Notice-and-access is a set of rules that allows issuers to post electronic versions of proxy-related materials (such as proxy statements and annual financial statements) online rather than mailing paper copies of such materials to Shareholders. Our annual report on Form 10-K for the year ended December 31, 2021 and the 2022 Proxy Statement are available free of charge at www.ssrmining.com, and the Company's page on EDGAR (www.sec.gov/edgar.shtml) and on SEDAR (www.SEDAR.com). You can also request copies of these documents by contacting the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), by telephone at 1-866-962-0498.

By order of the Board of Directors,

/s/ Michael J. Sparks
Michael J. Sparks
Chief Legal and Administrative Officer and Secretary
April 14, 2022

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS CDI VOTING PROCESS

The 2022 Annual and Special Meeting (the “Meeting”) of holders of common shares (“Shareholders”) of SSR Mining Inc. (the “Company”) will be held virtually on May 27, 2022 at 10:00 a.m. MDT (Denver). The Meeting provides Shareholders with an opportunity to participate directly in the affairs of the Company. Please see the accompanying Notice of Annual and Special Meeting for further details.

As the common shares of the Company are listed on the Australian Securities Exchange (the “ASX”) in the form of CHESS Depositary Interests (“CDIs”), the Company would like to remind CDI holders of the particular requirements and restrictions that their votes will be subject to. Each CDI represents a beneficial interest in one common share of the Company. CDI holders do not actually own direct legal title to common shares, which is held for and on behalf of CDI holders by CHESS Depositary Nominees Pty Ltd. (“CDN”), a wholly owned subsidiary of ASX Limited. This structure exists because the Company is listed on a Canadian exchange with a right to have its securities traded on the ASX by way of CDIs.

This arrangement impacts how CDI holders can record their votes for the matters to be tabled at the Meeting. As CDIs are technically rights to common shares held on behalf of CDI holders by CDN, CDI holders need to provide confirmation of their voting intentions to CDN before the Meeting. CDN will then exercise the votes on behalf of CDI holders. If a CDI holder wishes to vote, they must register their vote with CDN by using the CDI Voting Instruction Form (“VIF”) provided.

CDI holders who have questions about the information contained in this Proxy Statement or require assistance with voting can contact our proxy solicitation agent, Laurel Hill Advisory Group, for assistance by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

To have a CDI vote counted, CDI holders must return their completed VIF to CDN no later than 12:00 p.m. on May 23, 2022 (AEST). This deadline has been set to allow CDN sufficient time to collate the votes of CDI holders and submit them to the Company not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting or any adjournment thereof.

The Company appreciates your support and your interest in the Company and looks forward to your continued support. The Company encourages CDI holders to lodge their votes ahead of the Meeting in the manner specified above.

Yours Sincerely,

SSR MINING INC.

/s/ Rod Antal
Rod Antal
President & Chief Executive Officer

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i	COMPENSATION DISCUSSION AND ANALYSIS	29
NOTICE OF ANNUAL MEETING OF	ii	Compensation Philosophy	29
SHAREHOLDERS		Board Oversight and Compensation Governance	30
CDI VOTING PROCESS	iii	Compensation-Related Risk	30
TABLE OF CONTENTS	iv	Compensation Decision-Making Process	31
BUSINESS OF THE MEETING	1	Elements of Compensation	32
Meeting Format	1	2021 Compensation Results	35
Record Date and Entitlement to Vote	1	Executive Share Ownership Guidelines	37
Items of Business	1	Employment Agreements	38
General Information	2	EXECUTIVE COMPENSATION TABLES	39
Annual Report on Form 10-K and Additional	2	Summary Compensation Table	39
Information		CEO Pay Ratio	40
ENVIRONMENTAL, HEALTH, SAFETY,	3	Grants of Plan-Based Awards	41
SUSTAINABILITY AND COMMUNITY		Outstanding Equity Awards at Fiscal Year-End	42
Commitment to Sustainability	3	Option Exercises and Stock Vested	43
Sustainability Report	3	Securities Authorized for Issuance under Equity	44
Environment and Climate Change	3	Compensation Plan
Health and Safety	4	Pension Benefits and Nonqualified Deferred	44
Community Relations	5	Compensation Tables
PROPOSAL No. 1 - Election of Directors	7	Potential Payments upon Termination or Change in	45
NOMINEES FOR ELECTION TO THE BOARD OF	8	Control
DIRECTORS		PROPOSAL No. 2 - Approval, on an Advisory (Non-	48
Our Board of Directors	8	Binding) Basis, of the Frequency of Future Advisory
Skills Composition of the Board	17	Votes on the Compensation of our Named Executive
CORPORATE GOVERNANCE	18	Officers
Board Tenure and Term Limits	18	PROPOSAL No. 3 - Approval, on an Advisory (Non-	49
Director Independence	19	Binding) Basis, of the Compensation of the Company’s
Inclusion and Diversity	19	Named Executive Officers Disclosed in the 2022 Proxy
Director Share Ownership Guidelines	20	Statement
Nomination of Directors and Criteria for Board	20	REPORT OF THE COMPENSATION & LEADERSHIP	50
Membership		DEVELOPMENT COMMITTEE
Board Leadership Structure	21	Human Capital Management	50
Director Independence and Categorical Standards	21	Shareholder Outreach	51
Performance of the Board	21	Recommendations	51
Director Orientation and Continuing Education	21	PROPOSAL No. 4 - Approval of the SSR Mining Inc.	52
Board Meetings	22	2022 Employee Share Purchase Plan
Board and Committee Chair Position Descriptions	22	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL	54
Board Committees	23	OWNERS AND MANAGEMENT
Procedures for Approval of Related Persons	24	Certain Beneficial Owners	55
Transactions		REPORT OF THE AUDIT COMMITTEE	56
Communications with the Board	24	Risk Management and Conflicts of Interest	56
Anti-Hedging Policy	25	Independent External Auditor	56
DIRECTOR COMPENSATION	26	Recommendations	58
MANAGEMENT	28	PROPOSAL No. 5 - Ratification of Appointment of	58
Executive Officers	28	Independent Registered Public Accounting Firm

CERTAIN RELATIONSHIPS AND RELATED PARTY	59	VOTING INSTRUCTIONS	63
TRANSACTIONS		Registered Shareholder Voting	63
Related Party Transactions	59	Non-Registered Shareholder Voting	64
Interest of Certain Persons in Matters to be Acted Upon	59	Canada – Voting Instructions	65
Management Contracts	59	Australia – Voting Instructions	66
Indebtedness of Officers and Directors	59	Appointment of a Third-Party as Proxy	66
OTHER MATTERS	59	To Register your Proxyholder	66
GENERAL VOTING MATTERS	60	Deadlines for Voting	67
Voting Rights	60	Revoking your Proxy	67
How to Vote	60	Revocation of Voting Instruction Forms and Proxies	67
Revoking a Proxy	61	APPENDIX A - Non-GAAP Financial Measures	A-1
Solicitation	61	APPENDIX B - 2022 Employee Share Purchase Plan	B-1
Votes Required	61	APPENDIX C - Lumi User Guide	C-1
Quorum	62	PROXY CARD
Notice-and-Access	62
Householding	62
Shareholder Proposals for the 2023 Annual Meeting of	62
Shareholders
v

BUSINESS OF THE MEETING

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of SSR Mining Inc. (“SSR Mining,” the “Company,” “we,” “us” and “our”) will take place on May 27, 2022 at 10:00 a.m. MDT (Denver).

This Proxy Statement references policies, guidelines and other documents of the Company that are located on the Company’s website. The information on our website, including specific documents we reference, are not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the United States Securities and Exchange Commission (the “SEC”) on EDGAR or with Canadian regulatory authorities through SEDAR.

Meeting Format

This year’s Annual Meeting will be a completely virtual meeting of Shareholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to https://web.lumiagm.com/445339179 to access and participate in the Annual Meeting. Any shareholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Shareholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m. MDT, on May 27, 2022. We encourage you to access the meeting prior to the start time.

You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible. For more information on how to attend and participate in the Meeting online, please refer to the “General Voting Information” section of this Proxy Statement.

Record Date and Entitlement to Vote

Only holders of the Company’s common shares (the “Shares”) as recorded in our stock register at the close of business on March 31, 2022 (the “Record Date”), may vote at the annual meeting. On March 31, 2022, there were 212,556,958 Shares issued and outstanding. As of the date of this Proxy Statement, the Company has not issued any shares of preferred stock. Each Share is entitled to one vote per share on any matter submitted to a vote of our Shareholders.

Items of Business

Voting Recommendation
Proposal 1:	Elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation of removal.	FOR each nominee
Proposal 2:	To approve, on an advisory (non-binding) basis, ONE YEAR as the frequency of future advisory votes on the compensation of the Company’s named executive officers.	ONE YEAR
Proposal 3:	To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement.	FOR
Proposal 4:	To approve, ratify and confirm, with or without variation, the resolutions approving the Company’s 2022 Employee Share Purchase Plan.	FOR
Proposal 5:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR

Aside from the aforementioned voting matters, the Company’s board of directors (“Board of Directors” or the “Board”) knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

All matters to be considered at the Meeting will each be determined by a majority of votes cast at the Meeting by proxy or in person.

General Information

Common Shares Outstanding

As of the close of business on March 31, 2022, there were 212,556,958 Shares outstanding. The Shares trade under the symbol “SSRM” on the Toronto Stock Exchange (“TSX”) and the Nasdaq Global Market (“NASDAQ”), and the symbol “SSR” on the Australian Securities Exchange (“ASX”).

Principal Holders of Voting Securities

Based on information available to the Company and to the knowledge of the directors and executive officers of the Company, other than those Shareholders identified in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, no person, firm or Company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company carrying more than 5% of the voting rights attaching to the total number of issued and outstanding Shares of the Company.

Currency

Unless otherwise specified, all dollar amounts herein are expressed in United States dollars. Canadian dollars will be designated as “C$.” The rates of exchange, as reported by the Bank of Canada, on December 31, 2021 and March 31, 2022, were:

December 31, 2021			March 31, 2022
US$	$1.00	$0.7888	US$	$1.00	0.8003
C$	C$1.2678	C$1.00	C$	C$1.2496	C$1.00

Date of Information

Except as otherwise stated, the information contained herein is given as of March 31, 2022.

Annual Report on Form 10-K and Additional Information

A copy of our annual report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, is available to Shareholders without charge upon written request directed to the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237. The Company makes available on or through our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing. Such filings are also available, free of charge, through the SEC’s EDGAR system and SEDAR.

Additional information relating to SSR Mining is available on our website at www.ssrmining.com, and under the Company’s profile on EDGAR (www.sec.gov/edgar.shtml) and on SEDAR (www.SEDAR.com). Financial and other information of SSR is provided in its audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2021, and in our annual report of Form 10-K which can be found under our profile on SEDAR and will be sent without charge to any security holder upon request by contacting the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, or by telephone at (303) 292-1299.

ENVIRONMENTAL, HEALTH, SAFETY, SUSTAINABILITY AND COMMUNITY

Commitment to Sustainability

Our vision is to deliver sustainable value for all stakeholders through responsible mining. This is founded on our core values and purpose. People and the environment are our most important resources, and we are committed to safeguarding them both now and for the future. We recognize the catalyst role our operations can play in local communities and commit to leaving a positive legacy. We take a long-term view of our sustainability responsibilities and are committed to having the highest sustainability standards and targets, as well as plans, procedures and metrics in place to ensure our commitments are met every single day.

At SSR Mining, ultimate responsibility for our sustainability programs and performance sits with the Board of Directors. The Board is supported in this regard by the Environmental, Health, Safety & Sustainability Committee (the “EHS&S Committee”), which oversees, monitors, and reviews our practice and performance in areas of safety, health, environment, community and stakeholder relationships and environmental management (including areas of water management, and climate change) on behalf of the Board. The EHS&S Committee meets formally at least four times a year, with additional meetings held as required. The charter of the EHS&S Committee is available on our website.

Sustainability is also a key responsibility for our executive and site teams. Our approach to sustainability is underpinned by the principle of collective responsibility and a belief that every employee must contribute to achieving our sustainability commitments. To reflect our commitment to sustainability, for employees eligible to receive annual short-term incentive compensation, 20% of the annual short-term incentive compensation performance metrics for the business are linked to the achievement of EHS&S targets across the business.

We also expect our suppliers to respect our commitment to sustainability and the principles outlined in our Code of Conduct. We also encourage our major suppliers be certified to industry best practice standards, such as the International Cyanide Management Code and require evidence that they have health and safety management plans in place.

Sustainability Report

Annually, the Company publishes an ESG and Sustainability Report that sets out in detail the Company’s environmental, health, safety and sustainability initiatives and policies, including our approach to ESG. A copy of the latest SSR Mining ESG and Sustainability Report can be found on our website at: http://www.ssrmining.com/corporate_responsibility. Shareholders are encouraged to read our full ESG and Sustainability Report for more detailed information.

Environment and Climate Change

Being responsible environmental stewards is a critical part of our business. By using energy efficiently and limiting greenhouse gas emissions, recycling water, carefully handling waste and hazardous materials, we expect to be able to deliver long term value to all stakeholders and leave a positive legacy. Our approach to environmental management is set out in our Environmental and Sustainability Policy, which is available on our website.

We manage our operations in strict compliance with all relevant environmental standards. One way we monitor our environmental performance is by tracking the number of environmental incidents related to our activities, even when they are minor and contained within the mine site. In 2021, we implemented a new classification system across the Company. We are pleased to report that no significant environmental incidents were recorded in 2021.

At SSR Mining, we are committed to being part of the global solution to the climate change challenge. In 2020, we made a commitment to immediate climate action, releasing a commitment on climate change that sets a net zero operational greenhouse gas emissions goal by 2050. To date, each mine operation site has completed a climate change physical risk assessment. In 2021, we advanced the following:

•Setting the baseline: During 2021, we worked to understand the baseline emission for our company.
•Understanding the risks: In 2021, a physical risk assessment was conducted at the Çöpler mine to align understanding of the formal approach to assessing climate risk that was started prior to the merger with Alacer Gold.
•Disclosing our progress: In 2021, we responded to the 2020 CDP Carbon questionnaire, and worked to align our climate change disclosures with the requirements of the Taskforce on Climate Related Financial Disclosures (TCFD). Moving forward in 2022, we intend to disclose publicly our CDP results.

At each site we track our energy data to understand our total consumption of energy, which has a direct correlation to greenhouse gas emissions. Our energy intensity was 7.5 GJ per ounce of gold produced in 2021. Alongside energy data we also track our greenhouse gas emissions. In 2021, our scope 1 (direct) emissions were 363,293 tonnes of CO2-e, and our scope 2 (indirect) emissions were 140,236 tonnes of CO2-e. Our total scope 1 & 2 emissions for 2021 were 503,528 tonnes of CO2-e. In 2021, our greenhouse gas emissions intensity was 0.7 tonnes of CO2-e per ounce of gold produced.

We maintain comprehensive water quality monitoring programs to help ensure that we meet all applicable regulatory requirements. In 2021, we refined our active water balance models across all sites and conducted further watershed-level assessments. In addition, we began disclosing through the CDP Water Security questionnaire. Moving forward in 2022, we will establish a group wide water stewardship strategy. During 2021, our water withdrawal was 7.6 million m3 of water, predominantly groundwater. At all sites, we strive to maximize the amount of water we reuse and recycle, and in 2021 our water reused and recycled rate was approximately 82.8%.

Tailings are a common waste product generated by the mining process. We manage the tailings at our facilities responsibly and in line with international standards, and local regulations to meet site specific conditions. In February 2019, the International Council on Mining and Metals (ICMM), the Principles for Responsible Investment (PRI) and the UN Environment Programme began developing the Global Industry Standard on Tailings Management (GISTM). In 2021, we advanced a compliance audit to evaluate our tailings facility design and operating plans against the GISTM. As we assess our compliance with the GISTM, we will continue to use this report to disclose information.

Cyanide is a critical input to the gold mining process. The use of cyanide at our operations is governed both by the relevant national legal requirements, but also informed by the best industry practices and the International Cyanide Management Code (ICMC). In 2021, SSR Mining announced that its sites were all certified under the ICMC. To achieve this, gap analysis and plans have already been developed at both our Çöpler and Seabee mines. Our Marigold mine is already certified.

Health and Safety

The Company is committed to the overall health and safety of its employees, contractors, and the communities in which they operate. We believe that our employees and business partners are critical to our success as a business, and we are committed to providing a safe working environment for them. We believe in the principle of safe production, that occupational injuries and illnesses are preventable and that there is no job so important that we cannot take the time to do it safely. The Company acknowledges that there are inherent risks associated with the Company’s business and, through proactive risk management, continuously strives to maximize the safety of its operations and minimize and control health and safety risks.

The Company’s safety framework emphasizes effective risk-centered management systems, positive and effective work cultures and proactive leadership to drive culture enhancement. The Company focuses on balancing the human and technical aspects of safety: blending leadership behaviors with traditional management activities to create a safe, productive culture. The Company ensures that its workers understand their individual roles and contributions to safe production and a safe workplace. In this way, the Company’s employees maintain safety awareness, recognize hazards and analyze risk in their daily activities. The technical aspects of safety are addressed through established systems, policies and procedures that enable the Company's employees to identify and assess job-related risks, and that support our efforts to provide appropriate training and verify training competencies. Performance measurement and accountability provides feedback and maintains focus on continuous improvement.

Community Relations

We recognize the important role our operations can play as catalysts for social and economic development in the communities we operate in and beyond. All our operations support a wide range of community development initiatives, which are based on the local socioeconomic environment and community needs. Our approach to community investment is set out in our integrated Environment and Sustainability Policy. We support local social and economic development in three key ways: hiring from the local community, prioritizing local suppliers, and supporting community projects and initiatives. In 2021, our direct investment in the local community infrastructure where we operate and in related social programs was approximately $2 million.

For local communities, employment opportunities are a primary benefit of our presence. Hiring workers from the communities nearest our mines and the countries we operate in is one of the most important contributions we make to social and economic development. We strive to maximize local hiring at all our operations. We also provide skills development programs for our workers, contractors, and local communities to help them develop the skills needed to work at the mine. We also run a number of training and development programs aimed and helping our communities develop skills and business opportunities beyond the mine.

We believe that transparent communication with workers and unions is critical to the effective running of our operations. We do not impose restrictions on union representation, and we respect the rights of freedom of association and collective bargain. At our Çöpler mine we invite union and workforce representatives to attend site level EHS&S committee meetings. In total 38% of our workforce are union members and have collective bargaining agreements in place. There were no instances of industrial action across operation operations in 2021, and we enjoy positive labor relations across all sites.

Each year we contribute to the development of our local communities by making direct investments in community infrastructure, and social programs. In 2021 we provided over 100 scholarships to local community members around our Çöpler mine, supporting students ranging from vocational high school students to one pursuing a Master’s degree. Marigold has provided both financial support to the University of Nevada, Reno, and individual scholarships to dependents of Marigold employees and students from local communities. Through the Colorado School of Mines, we also provide annual Women in Mining Scholarships to support a female mine engineering student to advance her career. At Seabee, we fund a breakfast program in the Gorden Deny School in the nearby town of La Ronge, providing a nutritious breakfast in an inclusive caring environment for more than 200 students. Additionally, in 2021 we provided a number of scholarships, approximately half of which were awarded to women, with two of these scholarships provided to children of our employees. In rural Jujuy near our Puna Operations, we partner with local schools to improve educational outcomes and, since 2012, we have supported the renovation of six local schools. In collaboration with the Argentina Ministry of Education we helped to create a program to enable community members, including our employees to complete their secondary education. In 2020, 10 scholarships were awarded in the Pirquitas jurisdiction and the evaluation of a further 9 is underway in Rinconada, following COVID-19 related delays.

Alongside the direct investments noted above, at our operations in Argentina and Turkey we have dedicated social development funds. These funds aim to support sustainable projects in the local communities to help diversify economic activity in the local area and reduce reliance on the mine.

At our the Çöpler mine in Turkey, the Social Development Fund provides financial support to local entrepreneurs so they can set up or grow their own businesses. Projects are selected based on a set of development priorities agreed in consultation with the community and aligned with local development plans and priorities. The Company contributes $2 for every ounce of gold produced annually by the Çöpler mine, thereby linking the benefits we share with the community to our success as a company. To date, the Çöpler Social Development Fund has distributed more than $500,000.

Our Puna Operations in Argentina also partnered with the local regional government to invest in local communities through a Social Development Fund. This innovative partnership between the mine and the host communities aims to promote financial inclusion and create opportunities for local entrepreneurs and support a wide-range of social and community development projects. Management of the fund is participatory in nature, and the board of directors consists of representatives of local communities to evaluate, approve and deliver financing for the projects.

PROPOSAL No. 1

Election of Directors

Shareholders are asked to elect and/or re-elect eight (8) directors. All nominees have established their eligibility and willingness to serve as directors. The Board has determined that, at the present time, there will be eight (8) directors. For more information on the nominees, please refer to the “Nominees for Election to the Board of Directors” section of this Proxy Statement. Nominees will, subject to the by-laws of the Company and applicable corporate law, hold office until the next annual meeting of Shareholders or until their successors are elected or appointed in accordance with the by-laws of the Company or applicable corporate law.

Majority Voting Policy

The Company’s majority voting policy states that any nominee proposed for election as a director of the Company in an uncontested election must be elected by a majority of the votes cast. If a director is not elected by at least a majority, such director must immediately tender his or her resignation to the Chairman of the Board. The Corporate Governance and Nominating Committee will consider such resignation and will make a recommendation to the Board and, absent exceptional circumstances, the Board will accept the resignation of such nominee. Within 90 days of the meeting, the Board will issue a press release disclosing the Board’s decision to accept or reject the nominee’s resignation. If the Board determines not to accept the nominee’s resignation, the press release will fully state the reasons for that decision. The nominee will not participate in any Committee or Board deliberations regarding their resignation offer.

The Board recommends that Shareholders vote FOR each of the proposed nominees (or for substitute nominees in the event of contingencies not known at present). Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the proposed nominees (or for substitute nominees in the event of contingencies not known at present).

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Our Board of Directors

The following pages set out information about the nominees for election as directors, including the specific experience, and qualifications that led to the Board’s conclusion that the person should serve as a director of the Company. It is common practice for Board members to attend committee meetings they are not a member of, therefore only required attendees are shown below. The table also discloses the value of at-risk holdings for each director as of March 31, 2022 and their overall Board and committee attendance in 2021. The overall skills of the nominees is presented in tabular form at the end of this “Nominees for Election to the Board of Directors” section.

Edward Dowling Jr. has made the decision to retire from the Board following the 2022 Annual Meeting. Mr. Dowling has had a long tenure with the business, and we want to thank him for his significant contributions, particularly in relation to our operations in Turkey. Prior to being appointed to the Board of the Company at the time of the merger with Alacer Gold Corp. in September 2020, Mr. Dowling served as a director for Alacer Gold Corp. from February 2008. We wish him the best in his future endeavors.

The following table summarizes the nominees for election to the Board:

▶	A.E. Michael Anglin, Chairman of the Board

▶	Rod Antal

▶	Thomas R. Bates, Jr., Chair of the Compensation and Leadership Development Committee

▶	Brian R. Booth

▶	Simon A. Fish, Chair of the Corporate Governance and Nominating Committee

▶	Leigh Ann Fisher

▶	Alan P. Krusi, Chair of the Environmental, Health, Safety & Sustainability Committee

▶	Kay Priestly, Chair of the Audit Committee

Following the results of the Annual Meeting, the Governance Committee will meet to reconstitute the membership of each Board committee.

A.E. Michael Anglin

Mr. Anglin was appointed to the Board of Directors of SSR Mining in August 2008 and is Chairman of the Board and a member of the Corporate Governance and Nominating Committee. Mr. Anglin has also served on the board of Antofagasta PLC, a major Chilean copper producer, since April of 2019. Mr. Anglin spent 22 years with BHP Billiton Ltd., most recently serving as Vice President Operations and Chief Operating Officer of the Base Metals Group based in Santiago, Chile, before retiring in 2008. Mr. Anglin graduated with a Bachelor of Science (Honours) degree in Mining Engineering from the Royal School of Mines, Imperial College, London in 1977 and attained a Master of Science degree from the Imperial College in London in 1985.

Chairman of the Board	Director Skills
	▶ Mergers & Acquisitions			▶ International
Director Since: 2008	▶ Strategic Leadership			▶ Sustainability & ESG
▶ Industry Knowledge
Independent
	Board and Committee Membership			Attendance(1)
Age: 66	Board of Directors			7/7
	Corporate Governance and Nominating Committee			3/3
Berkeley, California, USA	Audit Committee			1/1
	Overall Attendance			100%

	Voting Results			Other Public Company Board
	Year	For	Withheld	Antofagasta PLC
	2021	99.14%	0.86%	Tulla Resources PLC

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(2)
	44,000		197,553	241,553	$5,254,298

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$480,000			Yes
____________________
(1) Mr. Anglin was appointed as a member of the Audit Committee effective October 13, 2021.
(2) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Rod Antal

Mr. Antal was appointed President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer Gold’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 25 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

President and CEO	Director Skills
	▶ Corporate Finance				▶ Industry Knowledge
Director Since: 2020	▶ Mergers & Acquisitions				▶ International
▶ Strategic Leadership
Age: 56
	Board and Committee Membership				Attendance
Denver, Colorado, USA	Board of Directors				7/7
	Overall Attendance				100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2021	99.83%	0.17%

Share Ownership Guidelines
	Common Shares		RSUs	PSUs(1)	Total Shares Held	Market Value of Shares Held(2)
	672,333		123,057	267,411	1,062,801	$20,209,828

	Minimum Value Required				In Compliance with Share Ownership Guidelines
	$5,000,000				Yes
____________________
(1) Pursuant to our Share Ownership Guidelines, 50% of granted PSUs are included in the calculation to meet the guidelines.
(2) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Thomas R. Bates, Jr.

Mr. Bates was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Compensation and Leadership Development Committee and a member of the Audit Committee. Mr. Bates was a Director at Alacer Gold from April 2014 to September 2020 and has over 40 years of experience in oil service management and operations. Mr. Bates is currently an adjunct professor and a member of the Advisory Board for the Energy MBA Program at the Neeley School of Business at Texas Christian University, a position he has held since 2011. He spent 15 years at Schlumberger in both domestic and international locations, was CEO of Weatherford-Enterra from 1997 to 1998, served as President of the Discovery Group of Baker Hughes from 1998 to 2000, and was later the Managing Director and Senior Advisor for 12 years at Lime Rock Partners, an energy focused private equity investment firm, from 2001 to 2012. Mr. Bates has served on the Board of Directors at Tetra Technologies, Inc. since 2011 and Vantage Drilling International since 2016.

Chair of the Compensation and Leadership Development Committee	Director Skills
	▶ Corporate Finance			▶ Strategic Leadership
	▶ Human Capital Management			▶ International
Director Since: 2020	▶ Mergers & Acquisitions

Independent	Board and Committee Membership			Attendance
	Board of Directors			7/7
Age: 72	Audit Committee			6/6
	Compensation and Leadership Development Committee			5/5
Fort Worth, Texas, USA	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Tetra Technologies, Inc.
	2021	99.86%	0.14%	Vantage Drilling International

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	26,230		77,771	104,001	$2,262,246

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$360,000			Yes
____________________
(1) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Brian R. Booth

Mr. Booth was appointed to the Board of Directors of SSR Mining in May 2016 and is a member of the Audit Committee and the Environmental, Health, Safety and Sustainability Committee. Mr. Booth is retired from Element29 Resources Inc. where he was the President, CEO and a director, roles in which he served since 2019, and he has served as a director on numerous public and private mining companies for over 15 years. Prior to joining Element29, he was President, CEO and a director of Pembrook Copper Corp. from 2008 to 2018 and LakeShore Gold Corp from 2005 to 2008. Previous to that, Mr. Booth held various exploration management positions at Inco Limited over a 23-year career, including Manager of Exploration - North America and Europe, Manager of Global Nickel Exploration and Managing Director PT Ingold for Australasia. Mr. Booth holds a B.Sc. in Geological Sciences from McGill University (1983) and was awarded an honorary lifetime membership in the Indonesian Mining Association for service as Assistant Chairman of the Professional Division.

Director Since: 2016	Director Skills
	▶ Mergers & Acquisitions			▶ International
Independent	▶ Strategic Leadership			▶ Sustainability & ESG
▶ Industry Knowledge
Age: 62
	Board and Committee Membership			Attendance(1),(2)
West Vancouver, BC, Canada	Board of Directors			6/7
	Audit Committee			1/1
	Environmental, Health, Safety & Sustainability Committee			4/5
	Overall Attendance			85%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	GFG Resources Inc.
	2021	90.01%	9.99%

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(3)
	18,724		44,612	63,336	$1,377,694

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$300,000			Yes
____________________
(1) Mr. Booth had a personal health matter that conflicted with attendance at one meeting of the Board of Directors and one meeting of the EHS&S Committee. Prior to the meetings, Mr. Booth received and reviewed all materials and cast his votes.

(2) Mr. Booth was appointed as a member of the Audit Committee effective October 13, 2021.
(3) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Simon A. Fish

Mr. Fish is a corporate director. He was appointed to the Board of Directors of SSR Mining in 2018. He serves as Chair of the Corporate Governance and Nominating Committee and a member of the Compensation and Leadership Development Committee. He has more than 30 years of experience as a senior executive in the mining, energy and financial services sectors. He is currently Chair of the BMO Climate Institute (since 2021). He serves as director of Alexa Translations (since 2021), Queen’s University’s Institute for Sustainable Finance (since 2021), and the Environmental Law and Policy Centre (since 2015). He served as Executive Vice-President & Chief Legal Officer at Bank of Montreal (2008-2020), Inco Limited (2005-2008) and Shell Canada Limited (2002-2005). Prior to that he held various senior positions within the Royal Dutch Shell group of companies in the UK, the Netherlands, South Africa and Canada. Earlier in his career, Mr. Fish practiced corporate and securities law with Dechert LLP, an international law firm. Mr. Fish holds business and law degrees from the University of Cape Town, the Washington College of Law and Harvard Business School.

Chair of the Corporate Governance and Nominating Committee	Director Skills
	▶ Mergers & Acquisitions			▶ International
	▶ Strategic Leadership			▶ Sustainability & ESG
Director Since: 2018	▶ Industry Knowledge

Independent	Board and Committee Membership			Attendance
	Board of Directors			7/7
Age: 61	Compensation and Leadership Development Committee			5/5
	Corporate Governance and Nominating Committee			3/3
Wellington, ON, Canada	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2021	98.94%	1.06%

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	Nil		52,226	52,226	$1,136,028

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$345,000			Yes
____________________
(1) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Leigh Ann Fisher

Ms. Fisher was appointed to the Board of Director of SSR Mining in March 2022. Ms. Fisher served as Executive Vice President and Chief Administrative Officer of Alcoa Corporation from 2016 until her retirement in 2020. As Chief Administrative Officer, Ms. Fisher had responsibility for Human Resources, Procurement, Information Technology and Automation Solutions, Global Shared Services and Business Process Optimization. She was a member of the Alcoa Executive Team, responsible for setting strategic direction for the company. From 2013 to 2016, Ms. Fisher held the role of Chief Financial Officer for Alcoa's Global Primary Products Group, responsible for managing finance and business analysis for Alcoa’s worldwide primary products system. Throughout her 31 year career with Alcoa, Ms. Fisher held finance and leadership roles in all Alcoa business groups, as well as corporate finance.

Director Since: 2022	Director Skills
	▶ Corporate Finance			▶ Industry Knowledge
Independent	▶ Human Capital Management			▶ Technical Innovation / Information Security
▶ Strategic Leadership
Age: 55
	Board and Committee Membership			Attendance(1)
Louisville, Tennessee, USA	Board of Directors			N/A
	Overall Attendance			N/A

	Voting Results(1)			Other Public Company Boards
	Year	For	Withheld	None
	2021	N/A	N/A

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs
	Nil		Nil	Nil	$—

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$300,000.00			Yes(2)
____________________
(1) Ms. Fisher was appointed to the Board of Directors as of March 3, 2022.
(2) Ms. Fisher has until March 3, 2027, five (5) years from the date of her election, to meet the Share Ownership Guidelines.

Alan P. Krusi

Mr. Krusi was appointed to the Board of Directors of SSR Mining in September 2020. He is Chair of the Environmental, Health, Safety and Sustainability Committee and a member of the Corporate Governance and Nominating Committee. Mr. Krusi was a Director at Alacer Gold from September 2014 to September 2020. He has nearly four decades of management experience in the engineering and construction industries. Mr. Krusi began his career as a project geologist with Dames & Moore where he gained significant experience and international exposure as lead project engineer and geologist in Latin America and Asia from 1977 to 1983. Throughout his career, Mr. Krusi managed a number of successively larger engineering and consulting businesses, culminating as CEO of Earth Tech, Inc, a global water and environmental services firm with operations in 13 countries, from 2002 to 2008. Most recently, Mr. Krusi was President, Strategic Development at AECOM from 2008 to 2015, where he oversaw the firm's M&A activities and served on the executive committee. Mr. Krusi has served on the Board of Directors of Comfort Systems USA since 2008 and Granite Construction since 2018.

Chair of the Environmental, Health, Safety & Sustainability Committee	Director Skills
	▶ Mergers & Acquisitions			▶ Sustainability & ESG
	▶ Strategic Leadership			▶ Technical Innovation / Information Security
Director Since: 2020	▶ International

Independent	Board and Committee Membership			Attendance
	Board of Directors			7/7
Age: 67	Environmental, Health, Safety & Sustainability Committee			5/5
	Corporate Governance and Nominating Committee			3/3
Maple Valley, Washington, USA	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Comfort Systems USA, Inc.
	2021	99.74%	0.26%	Granite Construction, Inc.

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	25,091		75,792	100,883	$2,194,423

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$345,000			Yes
____________________
(1) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Kay Priestly

Ms. Priestly was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Ms. Priestly was a Director at Alacer Gold from August 2019 to September 2020. Ms. Priestly served as Chief Executive Officer of Turquoise Hill Resources Ltd. from 2012 until her retirement in 2015 and as Chief Financial Officer of Rio Tinto Copper from 2008 until 2012. She was Vice President, Finance and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations from 2006 to 2008. Ms. Priestly also served in executive management roles at American Nursing Services, Inc. and Entergy Corporation. Ms. Priestly began her career with Arthur Andersen where she progressed from Staff Accountant to Partner, holding various management and leadership positions, including serving on the global executive team as Global Managing Partner - People. During her 24 years with Arthur Andersen, she provided tax, consulting and M&A services to global companies across many industries, including energy, mining, manufacturing and services. Ms. Priestly has served as a board member of TechnipFMC plc since January 2017 and Stericycle, Inc. since June, 2018. She previously served on the Board of Directors of FMC Technologies, Inc. from October 2015 to January 2017, New Gold Inc. from June 2015 to April 2018, and Stone Energy Corporation from May 2006 to February 2017.

Chair of the Audit Committee	Director Skills
	▶ Corporate Finance			▶ Industry Knowledge
Director Since: 2020	▶ Strategic Leadership			▶ International
▶ Risk Management
Independent
	Board and Committee Membership			Attendance
Age: 66	Board of Directors			7/7
	Audit Committee			6/6
Park City, Utah, USA	Corporate Governance and Nominating Committee			3/3
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	TechnipFMC plc
	2021	99.69%	0.31%	Stericycle, Inc.

Share Ownership Guidelines
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	Nil		17,682	17,682	$384,622

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$375,000.00			Yes
____________________
(1) Assumes a market value of C$27.18, for each share, which is the close price on the TSX as of March 31, 2022 converted to USD.

Skills Composition of the Board

The director nominees possess the qualifications, skills and experiences essential to direct and oversee the company’s long-term strategy and performance. All directors have senior executive leadership experience leading large, complex organizations. In particular, all directors have a broad range of experience and expertise in the resources sector. Additionally, international experience, risk management, ESG, human resource, and corporate governance competences are notable strengths of several directors. All such experiences are invaluable in setting priorities and appraising strategic actions and performance. The Board maintains a skills matrix depicting the directors’ mix of skills and diversity. This matrix is reviewed annually to identify opportunities among the collective skills of the Board. In order to focus on the key skills and areas of expertise of each Board member, the Company limits the skills each director can select to five.

Core Capabilities (Board Self-Assessment)	Michael Anglin	Rod Antal	Tom Bates	Brian Booth	Simon Fish	Leigh Ann Fisher	Alan Krusi	Kay Priestly
Corporate Finance – Proficiency in the allocation of capital to ensure superior risk-adjusted financial returns, including strengthening capital structure, evaluating capital investment decisions, setting thresholds for financial returns, and optimizing asset portfolios.
		X	X			X		X
Human Capital Management – First-hand experience in human capital management including attracting, motivating, and retaining top talent. Sound knowledge of objective setting, compensation plan design, succession planning, and organizational design.
			X			X
Mergers & Acquisitions – Hands-on experience in evaluating, negotiating, and executing significant mergers, acquisitions, and assets sales and/or disposals.	X	X	X	X	X		X
Strategic Leadership – Executive or board experience driving strategic direction and growth of an organization. Experience leading significant change management/integration across a global business unit.
	X	X	X	X	X	X	X	X
Risk Management – Knowledge of risk management principles and practices, an understanding of the key risk areas that a company faces, and an ability to identify, assess, manage, and report on risk controls and exposures.
X
Industry Knowledge – Executive experience at a major public or private mining company with operating and mineral processing experience, including production, exploration, reserves, capital projects, logistics and related technology.
	X	X		X	X	X		X
International – Insight gained though foreign assignments in conducting business internationally, including exposure to a range of political, cultural, and regulatory requirements. Familiarity with the critical role of partnerships with host governments, local communities, indigenous people, non-governmental organizations, and other stakeholders.
	X	X	X	X	X		X	X
Sustainability & ESG – Demonstrable understanding of key environmental impacts for a global mining company, including climate change risks and opportunities, sustainable development, workplace health and safety, social performance, license to operate, community engagement, human rights, and governance of these matters.
	X			X	X		X
Technical Innovation/Information Security – Experience managing information technology systems and management, digital innovation, information technology (including artificial intelligence), business continuity, information security, and disaster recovery plans.
						X	X

CORPORATE GOVERNANCE

SSR Mining, its Board, and its management are committed to the highest standards of corporate governance and transparency. As part of the Company’s commitment to establishing best corporate governance practices, the standing Corporate Governance and Nominating Committee (the “Governance Committee”) actively assists the Board throughout the year by developing and monitoring the Company’s overall approach to corporate governance issues, monitoring regulatory developments and public disclosures, and implementing and administering the system.

At SSR Mining, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our Shareholders. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of SSR Mining and our Shareholders. We strive to maintain sound governance standards, to be reflected in our Governance Guidelines, Code of Business Conduct and Ethics, our systematic approach to risk management, and our commitment to transparent financial reporting and strong internal controls. The full text of the Company’s corporate governance policies is available to Shareholders and others on the Company’s website at www.ssrmining.com.

Board Tenure and Term Limits

The following chart provides a summary of the tenure of the Board as of the Meeting date. Following the Meeting, should all director nominees be elected, the average Board tenure will be approximately 3.9 years.

Board Tenure as of Meeting Date
Years
14
12
10
8
6
4
2
0
A.E. Michael Anglin
Rod Antal(1)
Thomas R. Bates, Jr.(1)
Brian R. Booth
Simon A. Fish
Leigh Ann Fisher(2)
Alan P. Krusi(1)
Kay Priestly(1)

____________________
(1) Mr. Antal, Mr. Bates, Mr. Krusi, and Ms. Priestly joined the SSR Board on September 16, 2020 in connection with the merger with Alacer Gold Corp.
(2) Ms. Fisher joined the SSR Board on March 3, 2022.

The Company believes that imposing term limits on its directors would be unduly restrictive and not in the best interests of the Company and could become an arbitrary mechanism for removing directors, which could result in valuable and experienced directors being forced to leave the Board solely because of length of service. Therefore, the Company has not adopted specific term limits for the directors on its Board, and instead relies upon the effective annual assessment process to ensure the ongoing efficacy of individual directors and the Board and its committees as a whole. The Company does not have a mandatory retirement age.

Director Independence

The Board of Directors Charter, which is posted on our website at www.ssrmining.com requires directors to exercise independent judgment, regardless of the existence of relationships or interests which could interfere with the exercise of independent judgment. Directors are also required to disclose any conflict of interest in any issue brought before the Board and must refrain from participating in the Board’s discussion and voting on the matter. The Board assesses the independence of new directors prior to appointment and reviews the independence of all directors at least annually to ensure compliance with all applicable requirements of NASDAQ, the TSX and Canadian and U.S. securities laws.

Inclusion and Diversity

Our Board recognizes that a board composed of individuals with a mix of differing skills, experience, perspectives, age and characteristics leads to a more robust understanding of opportunities, issues and risks, and to stronger decision-making. A copy of the Company’s Diversity Policy is available on its website at www.ssrmining.com. In March 2019, the Company became a member of each of the Catalyst Accord 2022 and the 30% Club Canada, which are initiatives aimed at accelerating the advancement of women in the workplace with a target goal of at least 30% representation of women on public-company boards. In 2021, the Company also joined the CEO Action for Diversity and Inclusion, an initiative aimed at accelerating the advancement of women in boardrooms and strategic executive roles in Canada. Two of the seven independent nominees for the Board, or just under 30% of the independent Board, are women.

The following table details the gender and diversity characteristics self-identified by the nominees to the Board:

Board Diversity Matrix
	Kay Priestly	Leigh Ann Fisher	A.E. Michael Anglin	Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon Fish	Alan P. Krusi
Gender Identity
Female	✓	✓
Male			✓	✓	✓	✓	✓	✓
Did Not Disclose Gender
Demographic Background
African American or Black
Alaskan Native or Native American or First Nations
Asian
Hispanic or Latinx
White	✓	✓	✓	✓	✓	✓	✓	✓
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

The Company is committed to developing a diverse workforce and is continually assessing opportunities to progress all levels of diversity across the organization. While the Company does not believe that adopting numerical quotas is in the best interest of its business nor its Shareholders, the Company has adopted specific and measurable objectives to ensure that the pool of candidates it considers for positions throughout the organization, including its Board of Directors, consists of the most diverse and qualified candidates available. To achieve this goal, the Board has adopted the following measurable objectives which are reviewed annually:

▶ Diversity on the Board: The Governance Committee will require that a thorough outreach and search process be conducted for new positions or vacancies on the Board that ensures that the candidate pool reviewed by the Committee consists of a qualified and diverse group of individuals. The Board has identified the following key areas of focus for Board candidates: experience or skill sets that complement the Board; experience or nationalities related to the geographical regions where the Company has or anticipates business interests; and increasing the representation of female Board members.

▶ Diversity in Executive Management and across the Business: The recruitment and development programs instituted by the Company will focus on ensuring that the Company has a diverse and qualified workforce at all levels of the organization. Recruitment measures will ensure that the pool of candidates considered consists of a group of qualified and diverse individuals and a key focus of the Company’s development programs will be the identification and development of diverse individuals, including local nationals at the Company’s mines.

Director Share Ownership Guidelines

The Board has established share ownership guidelines for directors. We expect each director to accumulate at least three (3) times the value of their annual cash retainer in the Common Shares and/or DSUs, valued based on the greater of the closing market price of the Shares on the TSX, or the value at the time of the grant or purchase. These guidelines are to be satisfied by the date that is five (5) years from the date the applicable director is appointed or elected as a director of the Company.

Nomination of Directors and Criteria for Board Membership

The Board recognizes that a diverse board of directors makes prudent business sense and enhances oversight and corporate governance. The Board is committed to a merit-based process, which is based on objective criteria, solicits multiple perspectives and is free of conscious or unconscious bias and discrimination, for the identification and selection of nominees to the Board.

A core responsibility of the Governance Committee is to identify prospective Board members, consistent with Board-approved criteria, and to recommend such individuals to the Board for nomination. The Governance Committee believes that the Board should be comprised of directors who possess a mix of experience and expertise that is relevant to the Company and its operations. As a result, while the emphasis on filling Board vacancies is on finding the best-qualified candidates who exhibit the highest degree of integrity, professionalism, values and independent judgment, a nominee’s diversity of gender, race, nationality or other attributes may also be considered favorably in his or her assessment.

The Governance Committee assesses the skills, expertise, experience and backgrounds of our directors annually, in light of the needs of the Board, including the extent to which the current composition of the Board reflects a mix of identified competencies. The Governance Committee and the Board do not adhere to any quotas or minimum qualifications in determining Board membership. However, the Company’s Diversity Policy expressly encourages the promotion of diversity through various initiatives. When it becomes apparent that a vacancy on the Board will arise, either from retirement or otherwise, the Governance Committee evaluates the balance of skills, knowledge and experience held by the current directors and officers of the Company and prepares a description of the role and capabilities required for a particular nominee.

Governance Committee often engages a third-party search firm to assist with finding Board candidates, particularly to ensure that the slate of candidates reflects the Company’s commitment to Board diversity. Following its annual Board assessment in late 2021, the Board determined to engage a third party to assist in adding an additional member to the Board. The search resulted in a number of highly qualified and diverse candidates, and after an extensive interview process, Leigh Ann Fisher was appointed to the Board in March 2022. For further information on Ms. Fisher and all other nominees for the Board please refer to the “Nominees for Election to the Board of Directors” section of this Proxy Statement.

The Governance Committee does not have a separate policy with regard to the consideration of any director candidates recommended by Shareholders. If a candidate is recommended by Shareholders during the Board’s annual renewal and evaluation process, such candidate will be reviewed in accordance with the established Governance Committee policies for reviewing and nominating directors in the same way all other potential director candidates are reviewed. Shareholders should follow the procedure set forth in “Communications with the Board,” below, if they are interested in discussing a potential director candidate during the Board review process.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our Board Charter provides that the roles are to be separated, with the Chairman of the Board being independent as defined under applicable securities laws, unless otherwise considered desirable and approved by the Board. Currently, A.E. Michael Anglin holds the position of Chairman of the Board, and Rod Antal holds the position of Chief Executive Officer. Our Board Charter provides the flexibility for our board of directors to modify our leadership structure in the future as appropriate. The Board supports this balanced leadership structure as the right structure for the Company at this time, providing effective leadership, management accountability and alignment with long-term interests of Shareholders.

Director Independence and Categorical Standards

Pursuant to the Board Charter, the majority of the directors, the Chair of the Board, and each committee chair must be independent. Additionally, all members of the Audit Committee, CLD Committee, and Governance Committee must be independent. In considering whether a director is independent, the Board gives regard to the independence criteria and requirements of applicable corporate laws and the securities laws, rules, regulations and guidelines of all applicable securities regulatory authorities, including, without limitation, the SEC and the securities commissions in each of the provinces and territories of Canada, and stock exchanges on which the Company’s securities are listed, including without limitation the TSX, NASDAQ and ASX (collectively, “Securities Laws”), and other facts, information and circumstances the Board considers relevant. Directors and executive officers of the Company inform the Board as to their relationships with the Company and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations under securities laws and stock exchange requirements.

The Board has determined that all directors of the Company and proposed nominees, other than Mr. Antal, the President and Chief Executive Officer of the Company, are independent. All Board committees consist of entirely independent directors.

Performance of the Board

Prior to joining the Board, new directors receive a formal letter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside of Board meetings. The Governance Committee has developed a process for the annual evaluation of the performance of the Board, its Committees and individual directors. Starting in 2021, the assessment process was administered by a third party to promote transparency and openness in the review process. A range of dimensions are considered during the assessment, such as: overall performance of the Board; Board and committee structure and composition; succession planning; strategic planning; risk management; operational performance; President and Chief Executive Officer performance; director competencies; Board processes; and director involvement. Upon completion of the formal evaluation process, the Board and each of its Committees review the findings and determine any desired action items. The Chair of the Board also meets with each member of the Board to review their individual feedback.

Director Orientation and Continuing Education

New directors are provided with comprehensive materials with respect to the Company, as well as being oriented on relevant corporate issues, including short-, medium- and long-term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. New directors also meet with members of the executive management team to educate themselves on the nature and operation of the

Company’s business. As each director has a different skill set and professional background, orientation and training activities are tailored to the particular needs and experience of each director.

All directors have access to an electronic board portal where Company information is posted and updated. Directors receive monthly reports on the business from management. Board and committee members also meet periodically with management, between regularly scheduled meetings, to receive a review of the operations of the Company.

Directors are provided with continuing education throughout the year on issues that are necessary for them to meet their obligations as Board members and are encouraged to participant in external training courses, as needed. In conjunction with Board meetings, management and the Company’s advisors provide presentations on topics pertinent to our business, including the impact of significant industry, political, legal and other developments. All of the directors are actively involved in their respective areas of expertise and have full access to our management.

To facilitate access to director education, all of our directors are members of the Institute of Corporate Directors and the National Association of Corporate Directors (NACD), organizations that promote the continuing education of directors.

Board Meetings

The Board meets at least four times annually in person or via teleconference. Directors are also required to attend meetings for committees for which they have been appointed. Information relating to the number of Board meetings held during the reporting period of 2021 and each director's attendance is provided above in the “Nominees for Elections to the Board” section of this Proxy Statement.

Quorum

The quorum for meetings of the Board is a majority of the members of the Board and the quorum for meetings of the Board committees is a majority of the members of the respective committee, in each case present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other. The Board and each Board committee may also act by unanimous written consent of its members.

Executive Sessions

Independent directors regularly meet in executive session, in which independent directors meet without the presence or participation of management, at Board meetings and meet in executive session at other times whenever they believe it appropriate.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation and Leadership Development Committee (the “CLD Committee”) is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the Organization and Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which an SSR Mining member is an executive officer.

Board and Committee Chair Position Descriptions

The Board has developed a written position description for the Chairman of the Board. The Board has also developed written Terms of Reference for each committee of the Board. These Terms of Reference include the responsibilities of the committee chair as well as the committee members. The Board has delegated to the chair of each Board committee responsibility for presiding over all meetings of that committee, coordinating compliance with the committee’s mandate, working with management to develop the committee’s annual work plan and providing the Board with reports of the committee’s key activities.

Board Committees

The Board exercises its duties directly and also through its committees. The Board currently has four standing committees: the Audit Committee, the CLD Committee, the Governance Committee and the EHS&S Committee. A brief summary of some of the key duties and responsibilities of each committee is outlined below.

▶ Audit Committee. The Audit Committee assists the Board in reviewing and evaluating (a) the Company’s accounting and financial reporting principles, policies, processes and systems of internal accounting and financial controls; (b) the preparation, quality and integrity of the Company’s financial statements; (c) the Company’s compliance with legal and regulatory requirements; and (d) the independence and performance of the Company’s external auditor. The Company has an internal audit function that reports directly to the Chair of the Audit Committee. The Board has determined that, of the four current committee members, Kay Priestly, Tom Bates and Leigh Ann Fisher qualify as an “audit committee financial expert” as defined by the SEC and that each member of the Audit Committee is financially literate.

▶ Compensation and Leadership Development Committee. The CLD Committee assists the Board in reviewing and evaluating (a) the remuneration and benefits of non-executive directors and the remuneration, benefits and performance of executive management; (b) continuity, succession planning and development for executives and other key employees and recommendations to the Board with respect thereto as it deems appropriate; and (c) compensation plans of the Company, including equity award plans, non-executive director compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time.

▶ Corporate Governance and Nominating Committee. The Governance Committee assists the Board in reviewing and evaluating the Company’s corporate governance practices by (a) proposing new members to the Board, establishing criteria for Board membership, recommending composition of the Board and its committees and assessing Directors’ performance on an ongoing basis; (b) providing a focus on corporate governance that will enhance corporate performance and ensure on behalf of the Board and Shareholders of the Company that the Company’s corporate governance system is effective in the discharge of its obligations to the Company’s stakeholders; (c) making recommendations to the Board as to determinations of director independence; and (d) overseeing the evaluation of the performance of the Board and its committees.

▶ Environmental, Health, Safety and Sustainability Committee. The EHS&S Committee assists the Board in reviewing, evaluating and upholding the Company’s environmental, social and governance responsibilities, including the Company’s health and safety performance and objectives, and monitoring the associated risks and opportunities related thereto by (a) reviewing, monitoring and making recommendations to the Board regarding health, safety, environmental, sustainability and community relations matters; and (b) assessing the effectiveness of the Company’s safety, health, security, environmental, sustainability and community relations policies and practices.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The Board executes its risk oversight directly and through its committees. The Board as a whole and all Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing SSR Mining. The Board participates directly in the annual enterprise risk management process and reviews the results.

SSR Mining faces many risks including: financial; regulatory; operational; compliance; accounting; and reputational risks. Management is responsible for the day-to-day management of risk. The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also partners with the EHS&S Committee in analyzing and reviewing the Company’s cybersecurity framework to ensure appropriate measures are in place to mitigate cyber risk.

The Company’s Code of Conduct requires that all employees and directors avoid any activity that may interfere or conflict, or have the appearance of interfering or conflicting, with their business responsibility. The Audit Committee has the responsibility of reviewing any related-party transactions and in accordance with our Whistleblower Policy responds to any conflict-of-interest situations that may arise.

The Charter for the Board and each Board committee is reviewed annually and can be viewed, along with the Company’s Code of Conduct, on the Company’s website at www.ssrmining.com.

Director Service on Board Committees

The table below sets forth the current composition of the Board committees. These committees will be reconstituted following the Annual Meeting and Mr. Dowling’s retirement.

	Audit	Compensation and Leadership Development	Corporate Governance and Nominating	Environmental, Health, Safety and Sustainability
A.E. Michael Anglin			✓	✓
Rod Antal
Thomas R. Bates, Jr.	✓	CHAIR
Brian R. Booth	✓			✓
Edward C. Dowling		✓		✓
Simon A. Fish		✓	CHAIR
Leigh Ann Fisher	✓	✓
Alan P. Krusi			✓	CHAIR
Kay Priestly	CHAIR		✓

Director Attendance at Committee Meetings

Information relating to each director’s attendance at appropriate committee meetings is provided above in the “Nominees for Elections to the Board” section of this Proxy Statement.

Procedures for Approval of Related Persons Transactions

Any potential transactions with related persons are reviewed and approved by the Audit Committee, the CLD Committee for compensation matters, or disinterested members of the Board for transactional matters.

Communications with the Board

The Board welcomes engagement with our Shareholders. Our Shareholders or other non-affiliated persons may communicate with our Board or individual directors by mail addressed to the Board or an individual director c/o SSR Mining Inc., 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, Attn: Chief Legal and Administrative Officer. Communications from our Shareholders will be forwarded to the Board or the appropriate director on a timely basis. While all Board members are not required to attend the Annual Meeting, at least one Board member will be in attendance at the Annual Meeting to discuss any concerns and answer any questions from Shareholders. Mr. Anglin, Mr. Antal, Mr. Bates, Mr. Booth and Mr. Fish attended our 2021 annual meeting of Shareholders.

Anti-Hedging Policy

Directors, officers, employees, consultants and their respective, immediate family members are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held directly or indirectly. See also “Compensation Discussion and Analysis—Board Oversight and Compensation Governance—Anti-Hedging.”

DIRECTOR COMPENSATION

The Company establishes director compensation after considering the advice of independent consultants, with a view to establishing compensation that is competitive with similar North American based mining companies. Only non-executive directors are compensated for service on the Board. All non-executive directors receive quarterly cash and equity retainers for their service on the Board. The annual equity retainer is paid in the form of Deferred Share Units (DSUs). Directors may also elect to receive all or a portion of their annual cash retainer in DSUs. In addition, the Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. The following summarizes the current compensation arrangements for non-executive directors. Executive directors do not receive compensation for serving on the Board.

Annual Cash Retainer:
Chairman of the Board:	$ 160,000
Board members (other than the Chair):	$ 100,000
Chair of Audit Committee:	$ 25,000
Chair of Compensation & Leadership Committee:	$ 20,000
Chairs of Other Committees:	$ 15,000

Annual Equity Retainer:
Chairman of the Board:	$ 170,000
Board members (other than the Chair):	$ 110,000

The Board adopted a DSU plan effective July 1, 2008, as amended from time to time, to more closely align the interests of our directors with the interests of the Shareholders. Under the DSU Plan, DSUs are paid in cash when a director retires from the Board, based on the market value of the Company’s Shares on the TSX on the date of retirement. DSUs are not considered Shares of the Company and, as such, they do not confer the rights to their holders which Shareholders of the Company are normally entitled to; however, dividend equivalent payments will be awarded in respect of DSUs held by a participant on the same basis as dividends declared and paid on Common Shares as if the participant was a Shareholder of record of Common Shares on the relevant record date. Our directors may elect to receive all or a portion of their annual cash retainer in DSUs; however, they may not elect to receive any part of their annual equity retainer in cash.

Compensation paid to Non-Executive Directors in 2021 is outlined in the below table.

Name	Fees Earned(1)		Share-Based Awards(2)		All Other Compensation	Total
	($)		($)		($)	($)
A.E. Michael Anglin	160,000		170,000	(3)	—	330,000
Thomas R. Bates, Jr.	120,000		110,000	(4)	—	230,000
Brian R. Booth	100,000		110,000	(5)	—	210,000
Edward C. Dowling, Jr.	100,000		110,000	(6)	—	210,000
Simon A. Fish	115,000		110,000	(7)	—	225,000
Alan P. Krusi	115,000		110,000	(8)	—	225,000
Beverlee F. Park	125,000		110,000	(9)	—	235,000
Kay Priestly	105,435	(10)	110,000	(11)	—	215,435
Elizabeth A. Wademan	100,000		110,000	(12)	—	210,000
____________________
(1) Directors may elect to receive all, a portion, or none of their cash retainer in DSUs. For 2021, our non-executive directors elected to receive the following portion of their cash retainer in DSUs: Mr. Anglin, $160,000; Mr. Booth, $20,000; Mr. Fish, $115,000; and Ms. Park, $62,500.
(2) The share-based awards column represents the aggregate grant date fair value of the DSUs that were granted in four equal quarterly installments during the fiscal year as computed in accordance with ASC 718. For each director, the number of DSUs granted was determined by dividing the grant date value of the award by the volume weighted average price (“VWAP”) on the TSX for the five trading days immediately preceding the date of grant and converted to USD.
(3) The aggregate number of DSUs held by Mr. Anglin on December 31, 2021 was 192,896.

(4) The aggregate number of DSUs held by Mr. Bates on December 31, 2021 was 76,217.
(5) The aggregate number of DSUs held by Mr. Booth on December 31, 2021 was 42,776.
(6) The aggregate number of DSUs held by Mr. Dowling on December 31, 2021 was 105,862.
(7) The aggregate number of DSUs held by Mr. Fish on December 31, 2021 was 49,051.
(8) The aggregate number of DSUs held by Mr. Krusi on December 31, 2021 was 74,239.
(9) The aggregate number of DSUs held by Ms. Park on December 31, 2021 was 87,139. Ms. Park resigned from the Board on October 13, 2021 and, in accordance with the DSU Plan, 50% of her DSUs were redeemed in March 2022 with the remaining 50% to be redeemed in December 2022.
(10) Ms. Priestly was appointed Chair of the Audit Committee effective October 13, 2021, and received a prorated cash retainer for her service.
(11) The aggregate number of DSUs held by Ms. Priestly on December 31, 2021 was 16,129.
(12) The aggregate number of DSUs held by Ms. Wademan on December 31, 2021 was 37,688. Ms. Wademan resigned from the Board on October 13, 2021 and, in accordance with the DSU Plan, 50% of her DSUs were redeemed in March 2022 with the remaining 50% to be redeemed in December 2022.

MANAGEMENT

Executive Officers

The following table lists the executive officers of SSR Mining, their ages and a description of their business expertise, including positions held within SSR Mining and its predecessors. The executive officers named below will serve in these capacities until their respective successors have been duly elected or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors and executive officers, by blood, marriage or adoption.

Name	Positions
Rod Antal	President and Chief Executive Officer
Age: 56
Mr. Antal was appointed President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 25 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

Stewart J. Beckman	Executive Vice President – Chief Operating Officer
Age: 54	Stewart Beckman was appointed Executive Vice President, Chief Operating Officer of SSR Mining in September 2020. Stewart had served as the Chief Operating Officer of Alacer Gold since June 2016. He has more than 30 years of experience in the mining and mineral processing industry. Before joining Alacer, Stewart spent 19 years with Rio Tinto working across various product groups in senior leadership, minerals processing, mining operations and project development roles. His most recent roles were Global Lead for Group Working Capital Reduction, Senior Vice President Operations and Technical Development for Turquoise Hill Resources, and Director Oyu Tolgoi Expansion. Before joining Rio Tinto, Stewart spent seven years in a variety of operational and project development roles at Placer Dome.
Alison White	Executive Vice President – Chief Financial Officer
Age: 42	Alison White was appointed Executive Vice President, Chief Financial Officer of SSR Mining in March 2021. She currently oversees accounting, finance, treasury, information technology and enterprise risk management. Alison has over 20 years of experience as a versatile finance professional with a track record of success in financial and operational roles. Prior to joining SSR Mining, Alison held various corporate and regional roles at Newmont Mining including serving as the Regional Chief Financial Officer for North America. Prior to joining Newmont, she was the Vice President of Internal Audit for a global water and natural resources engineering firm. Alison has leadership and financial experience across various industries holding roles at MWH Global (now Stantec), KPMG, ConAgra Foods, Sun Microsystems and Ernst and Young. Alison has a B.S. in Finance from the University of Colorado, Boulder, and a Master’s degree with an emphasis in accounting and is a licensed Certified Public Accountant.
F. Edward Farid	Executive Vice President – Chief Corporate Development Officer
Age: 37	F. Edward Farid was appointed Executive Vice President, Chief Corporate Development Officer of SSR Mining in September 2020. Edward is responsible for the company’s strategy, M&A activities, commercial negotiations and investor relations functions. Edward previously served as the Senior Vice President, Business Development and Investor Relations for Alacer Gold since May 2017. He has more than 15 years of experience in mergers and acquisitions, business strategy and capital markets. Before joining Alacer Gold, Edward was a senior officer in the Metals and Mining group at Credit Suisse. In his capacity as an investment banker, he advised leaders in the gold mining sector on a variety of transactions including acquisitions, divestitures, joint ventures, streaming transactions, fairness opinions, defense advisory, and debt and equity financings. Edward holds a Bachelor of Commerce degree in Finance from McGill University in Canada.
Michael J. Sparks	Executive Vice President – Chief Legal and Administrative Officer
Age: 40	Michael Sparks was appointed Executive Vice President, Chief Legal and Administrative Officer & Corporate Secretary of SSR Mining in September 2020. Michael has global responsibility for the Company’s legal, human capital, administration, and information security functions. Previously, Michael served as the Chief Legal Officer for Alacer Gold Corp. since 2012. Michael has more than ten years of international legal and management experience, primarily in the natural resources industry. Before joining Alacer Gold, Michael worked at King & Spalding LLP in Houston, Texas and subsequently at Davis Graham & Stubbs LLP in Denver, Colorado. He holds a Bachelor’s degree in Human Resource Management from Utah State University, a Juris Doctorate degree from Vanderbilt University Law School, and a Master of Business Administration from the University of North Carolina Kenan-Flagler Business School.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program for 2021 and is intended to be read in conjunction with the executive compensation tables that immediately follow, which provide further compensation information. Our named executive officers (“NEOs”) for fiscal year 2021 were:

Rod Antal	President and Chief Executive Officer
Stewart J. Beckman	Executive Vice President – Chief Operating Officer
Alison White(1)	Executive Vice President – Chief Financial Officer
F. Edward Farid	Executive Vice President – Chief Corporate Development Officer
Michael J. Sparks	Executive Vice President – Chief Legal and Administrative Officer
Gregory J. Martin(2)	Former Executive Vice President – Chief Financial Officer
____________________
(1) Ms. White joined the Company effective March 31, 2021.
(2) Mr. Martin left the Company effective February 26, 2021.

Compensation Philosophy

The Company’s overarching goal in setting executive compensation is to provide competitive compensation with a view to attract, motivate and retain highly qualified executive officers capable of achieving both the Company’s strategic and short-term performance objectives while ultimately creating and preserving long-term Shareholder value. This is accomplished with the following:

•Market competitive positioning relative to peers balanced by compensation arrangements that are internally equitable, reflecting that the Company’s executives function as an integrated team;

•Focus on “at-risk” compensation: a significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance; and

•Minimize excessive or inappropriate risk-taking behavior with a focus on long-term compensation: the intent of the Company is that the majority of incentive compensation for NEOs is delivered through long-term incentives with vesting periods of three (3) years.

What We Do
✓	We pay for performance	✓	We maintain a robust clawback policy
✓	We regularly review compensation	✓	We conduct an annual Say-on-Pay advisory vote
✓	We promote retention with equity awards that vest over three years	✓	We have an anti-hedging policy and an insider trading policy
✓	We have a double-trigger severance and equity vesting upon a change of control	✓	We have director and executive officer share ownership guidelines
✓	We design our compensation plans to mitigate undue risk-taking	✓	We have an independent Compensation & Leadership Development Committee, with all members being independent directors

What We Do Not Do
✗	We do not guarantee incentive compensation	✗	We do not grant options to non-executive directors
✗	We do not reprice underwater options	✗	We do not provide tax gross ups in connection with change of control severance payments

Board Oversight and Compensation Governance

On behalf of the Board, the CLD Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The CLD Committee’s purpose is to review the remuneration and benefits of directors and executive management, to establish a plan of continuity for executives and other key employees, and to make recommendations to the Board as it deems appropriate.

The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The CLD Committee is responsible for overseeing compensation policies and practices to ensure incentives do not encourage executives to take risks that would be reasonably likely to have a material adverse effect on the Company. The CLD Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. The Company has adopted the following governance programs to assist in the management of its compensation program:

▶ Say on Pay and Shareholder Engagement: The Company has voluntarily adopted an annual say on pay vote to strengthen shareholder engagement and conducts an extensive shareholder outreach program.

▶ External Independent Advice: The CLD Committee engages an independent compensation consultant to provide an external perspective on market and best practices, governance and regulation, and compensation pay levels and practices.

▶ Peer Group Benchmarking: The Company benchmarks compensation against a comparator group of similarly sized and situated North American mining companies, as described in more detail in the “Compensation Decision-Making Process” section of this Proxy Statement, below.

▶ Anti-Hedging: NEOs are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO.

▶ Executive Incentive Compensation Recoupment Policy (“Clawback Policy”): Under this policy, the Company may require the reimbursement of all or a portion of any performance-based incentive compensation paid to an executive officer in the event of a financial statement restatement due to the executive officer’s gross negligence, intentional misconduct or fraud which caused or contributed to the Company’s non-compliance which resulted in the restatement. Under the Clawback Policy, the Company may recoup incentive compensation which is in excess of the compensation that would have been paid to the executive under the restatement.

▶ Robust Insider Trading Policy: The policy restricts executives, the Board and certain other officers and employees from trading, directly or indirectly, in the Company’s securities or in derivatives related to the Company’s securities during times when “material information” concerning the Company exists that has not been disseminated.

▶ Conflicts. Directors are required to disclose any conflict of interest in any issue brought before the Board and must refrain from participating in the Board’s discussion and voting on the matter. Any potential conflict of interest is resolved by directors independent of such conflict.

Compensation-Related Risk

A significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance and personal performance objectives. The Company’s incentive programs are designed to motivate high performance and deliver value to executives that is aligned with Shareholders while also effectively recognizing, and mitigating, risk. Examples of these designs include:

▶ Capped Incentive Opportunities; No Guaranteed Minimums. Annual short-term incentive compensation is capped at two times target. Long-term incentive awards cap the performance multiplier at two times target and include the possibility of zero payout.

▶ Relative Performance Measurement. A significant portion of an NEO’s long-term incentive opportunity is based on the Company’s total shareholder return (TSR) performance relative to its industry peers, meaning participants have no particular incentive to behave in ways that may maximize their short-term incentive compensation payouts at the expense of long-term performance.

▶ Vesting Periods. Long-term incentive awards vest over a three-year period.

▶ Stress-testing Outcomes. Actual and potential performance scenarios are analyzed to ensure that the value of the incentive awards granted to NEOs is appropriately linked to performance.

Compensation Decision-Making Process

The CLD Committee receives advice from its independent compensation consultant and reviews competitive compensation data on a regular basis to help inform pay decisions and program changes for the following fiscal year, but ultimately relies on its own independent judgment in determining compensation arrangements for NEOs. The CLD Committee approves compensation adjustments by taking into consideration competitive market data, corporate and individual performance, succession plans and other factors, as appropriate.

NEO compensation, other than that of the President and Chief Executive Officer (“CEO”), is recommended by the President and CEO and reviewed and approved by the CLD Committee. The compensation of the President and CEO is recommended by the CLD Committee and approved by the Board, in each case without the President and CEO present during discussions and voting. The CLD Committee also reviews and recommends performance targets related to the annual and long-term incentive programs for approval by the Board each year.

Peer Group

We believe that NEO compensation should align with the Company’s increasing size and shareholder experience, so each year the CLD Committee benchmarks the compensation of its NEOs against a peer group comprised of North American mining companies that are generally of similar size (revenue and market capitalization), operate with a similar geographic span and are at the same stage of development as the Company. As part of our normal practice and in consultation with our independent compensation consultant, the CLD Committee regularly reviews compensation levels and compensation programs for our NEOs against compensation levels of the comparator companies. Our peer group currently consists of the following companies:

Peer Group
Agnico Eagle Mines Limited	Endeavour Mining Corporation	Newcrest Mining Limited
Alamos Gold Inc.	Hecla Mining Corporation	OceanaGold Corporation
B2Gold Corp.	IAMGOLD Corporation	Pan American Silver Corp.
Centerra Gold Inc.	Kinross Gold Corporation	Yamana Gold Inc.
Eldorado Gold Corporation

The Company reviews the peer companies list annually, recommending any changes for consideration and approval by the CLD Committee. The competitive market data is one input the CLD Committee considers in making pay decisions for NEOs, in addition to a number of incumbent-specific considerations.

Compensation Consultants

Meridian Compensation Partners (“Meridian”) has been the Company’s independent compensation advisor since 2013 and reports to the Chair of the CLD Committee. Meridian provides independent advice on compensation matters and input on the Company’s compensation philosophy and programs. Meridian also completes the competitive compensation benchmarking for the Company’s executives and directors and assists with governance and disclosure matters. In 2021, the Company paid $69,435 in fees to Meridian, all of which represented executive compensation-related fees.

Say on Pay

The Board believes in continually enhancing our corporate governance practices and values the Shareholder perspective. Accordingly, we provide Shareholders the opportunity to vote on the Company’s approach to executive compensation through an annual “Say on Pay” advisory vote. At the Company’s 2021 Annual and Special Meeting, 96.04% of Shareholders who voted, cast their vote in favor of the Company’s non-binding resolution on executive compensation. This result is substantially similar to the approval rate over the previous five years and evidences strong shareholder support for the Company’s executive compensation program.

Elements of Compensation

The Company’s executive compensation plan is designed to emphasize Share ownership and at-risk compensation. For 2022, compensation for NEOs consists of:

•a competitive base salary,
•an annual incentive opportunity, and
•long-term incentives in the form of Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”).

The design of the annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure performance is focused on long-term value creation and does not encourage the taking of short-term risks at the expense of long-term results.

The charts below set forth the relative weighting of the target compensation package for our President and CEO and the average of our other NEOs.

CEO Compensation

19%
22%
58%
81%
Base Salary
Target STI
Target LTI
At Risk

Other NEOs

30%
23%
47%
70%
Base Salary
Target STI
Target LTI
At-Risk

____________________
(1) Numbers are rounded and may not add to 100%

Base Salary

Base salary is an element of fixed compensation that is competitive in the marketplace and intended to attract and retain individuals who can contribute to our growth as an operating mining company. Individual base salary recommendations for each NEO are primarily based on the experience of the executive officer, past performance, anticipated future contribution, internal value of the executive officer’s position and comparisons to the base salaries offered by comparable North American based mining companies, as well as other relevant considerations. These salaries were effective as of January 1, 2022:

NEO	2022	2021	Percentage Change
Rod Antal	1,000,000	932,000	7%
Stewart J. Beckman	550,000	520,000	6%
Alison White	525,000	400,000	31%
F. Edward Farid	515,000	490,000	5%
Michael J. Sparks	500,000	460,000	9%

Short-Term Incentive Compensation

Short-term incentive compensation (“STI”) awards are based on the Company’s financial and operational results, as well as individual performance. Each NEO’s target awards are expressed as a percentage of base salary, while performance results are weighted between company goal achievement and personal goal achievement. The President and CEO’s performance results are weighted 100% on company performance. The performance results for the other NEOs are weighted 80% on company performance and 20% on personal performance.

Actual payouts under the STI plan could range from zero to two times an executive’s target incentive opportunity, based on the achievement of performance goals. For 2022, the following table illustrates the minimum, target, and maximum payout opportunity for each NEO:

	% of Salary
NEO	Minimum	Target	Maximum
Rod Antal	0%	115%	230%
Stewart J. Beckman	0%	75%	150%
Alison White	0%	75%	150%
F. Edward Farid	0%	75%	150%
Michael J. Sparks	0%	75%	150%

Long-Term Incentive Compensation

The Company’s long-term incentive program is designed to align executive compensation with the Company’s long-term performance and consists of annual grants of PSUs (60% weight) and RSUs (40% weight). Each NEO is eligible for a target annual long-term incentive plan (“LTIP”) award expressed as a percentage of base salary.

The following table illustrates the current target LTIP opportunities for each NEO:

NEO	Target Award
	(% of salary)
	PSUs	RSUs	Total
Rod Antal	180%	120%	300%
Stewart J. Beckman	105%	70%	175%
Alison White	90%	60%	150%
F. Edward Farid	90%	60%	150%
Michael J. Sparks	90%	60%	150%

PSUs represent notional units that track the market value of the Company’s Shares during the vesting period, providing strong alignment with Shareholder interests. PSU performance metrics expand beyond TSR relative to the Company’s compensation peer group to also include gold production and a return on capital invested metric thereby strengthening the link between compensation and sustainable long-term performance. PSU awards cliff vest after three years and are subject to three-year performance objectives.

RSUs also represent notional units that track the market value of the Company’s Shares. RSU awards are intended to provide a highly retentive element of compensation and are time-based, vesting one-third each year over a three-year period.

Benefits and Perquisites

NEOs are eligible for benefits provided to all salaried employees, including health care coverage and life/disability insurance protection. Generally, it is not the practice of the Company to provide NEOs with perquisites including housing and/or car allowances. However, on a case-by-case basis, the Company may provide such benefits if required to attract key executives.

2021 Compensation Results

STI Compensation Results

The Board approves STI performance goals each year based upon the recommendation of the CLD Committee. When setting goals, the Board strives to make them challenging but achievable. The CLD Committee receives reports at each regularly scheduled meeting on the progress towards achievement of the corporate objectives and consults with other Board committees on performance related to various STI objectives as appropriate. The design of the STI performance goals relies on a balanced scorecard addressing key categories of safety, environmental & sustainability, production and costs, and strategic initiatives. The strategic initiatives for the Company are set by the Board annually and may include, among others, growth in production, reduction in costs, reserve and resource growth, new asset discovery and rationalizing the asset portfolio.

The Company’s 2021 results were outstanding despite the many challenges faced and the added effort devoted to the internal changes and transformation of the organization following the merger with Alacer Gold Corp. in the third quarter of 2020. The Company delivered on its safety, operating, cost, internal growth and strategic commitments, and added considerable value to Shareholders through organic growth, portfolio discipline rationalization, and meaningful yield. In relation to its Environment and Sustainability initiatives, good progress was made but the Company fell short of its desired outcome and therefore this metric resulted in a zero-payout. The results for the 2021 Company STI metrics are illustrated in the following table:

2021 STI Goal	Metric Weight	Threshold Goal (50%)	Target Goal (100%)	Stretch Goal (200%)		2021 Deemed Performance	2021 Payout %
Safety
Total Recordable Injury Frequency Rate	5%	4.8 (5% improvement over 2020)	4.3 (15% improvement over 2020)	3.6 (30% improvement over 2020)		2.47	10.00%
Critical Control Implementation	5%	60% Compliance	80% Compliance	90% Compliance		93%	10.00%
Implementation of the IMS	5%	IMS developed and ready for implementation	>75% functional implementation	>90% functional implementation		81%	7.00%
Environmental & Sustainability
Improving Rate of Environmental Incidents	5%	7.5	7.1	6.7		10.6	0.00%
Production and Costs		Threshold Goal (50%)	Target Goal (100%)	Upper Target (150%)	Stretch Goal (200%)
Gold-Equivalent Ounces Produced (100% basis)	30%	720,000 Au oz	760,000 Au oz	800,000 Au oz	840,000 Au oz	794,456 Au oz	42.92%
AISC per ounce (IFRS basis)(1)	30%	$1,110/oz	$1,080/oz	$1,050/oz	$1,020/oz	$1,019/oz(2)	60.00%
Strategic		Threshold Goal (50%)	Target Goal (100%)	Stretch Goal (200%)
As defined by the Board(3)	20%	Board determination at year end	Board determination at year end	Board determination at year end		Exceeded	40.00%
Total	100%						169.92%
____________________
(1) AISC is a non-GAAP measure. For an explanation of the calculation, please refer to “Appendix A” attached to this Proxy Statement.
(2) The AISC per ounce Goals and 2021 Deemed Performance are designed to flex for uncontrollable factors, such as exchange rates and diesel prices, among other factors which are determined by the CLD Committee each year, to prevent STIPs from being unduly benefited or penalized by factors outside of the Company’s or any employee’s control.
(3) Annually, the Board determines a set of key strategic initiatives for the Company. These initiatives may include metrics around resource replacement, system efficiencies, talent development, or other transformational initiatives. While these strategic initiatives are not disclosed, they are reviewed and evaluated as part of the year-end process.

The individual performance component for each NEO consisted of financial and operational measures specific to each NEO’s area of responsibility. These may include, but are not limited to, production, project management, cost reduction, health and safety, organizational development, and other strategic objectives. The CEO reviewed individual performance for the other NEOs and recommended to the CLD Committee an individual performance factor ranging from 0% - 200% of target.

NEO	Corporate				Individual			2021 Score
	Weight		Score		Weight		Score	(% of Target)
Rod Antal	100%	X	169.92%	+	N/A	X	N/A	169.92%
Stewart J. Beckman	80%		169.92%		20%		150%	165.94%
Alison White	80%		169.92%		20%		155%	166.94%
F. Edward Farid	80%		169.92%		20%		160%	167.94%
Michael J. Sparks	80%		169.92%		20%		155%	166.94%

LTI Compensation Results

At the time of the merger with Alacer Gold Corp. in September 2020 (the “Alacer Transaction”), outstanding equity grants for the Executive team were assumed by the Company. While 50% of the total-shareholder return metric was locked based on performance up to the date of the Alacer Transaction, the other metrics and remaining 50% of the total-shareholder return metric continued through the end of the performance period. The production and cost metrics measure performance against the weighted average of the three one-year budgets. The table below outlines the results of the three-year production, all-in-sustaining-costs and total shareholder return performance metrics for the 2019 PSU Awards, for which the performance period ended on December 31, 2021 and which vested on January 1, 2022 (the “2019 PSUs”).

LTI Goal	Budget	Result		Budget Weight	Score	Weighted Score
Production
2019	379,000	391,213		25.62%	132.224%	33.881%
2020	340,000	340,000	(1)	22.99%	100.000%	22.987%
2021	760,099	794,456		51.39%	145.201%	74.618%
Total	1,479,099	1,525,669		100.00%		131.485%
	Production Score Target					25.00
	Production Score Achieved					32.87
AISC
2019	$691	$668		25.62%	133.285%	34.153%
2020	$762	$762	(1)	22.99%	100.000%	22.987%
2021	$1,079	$1,019		51.39%	155.607%	79.965%
Total				100.00%		137.105%
	AISC Score Target					25.00
	AISC Score Achieved					34.28
TSR	<25 Percentile	50 Percentile		>75 Percentile	Percentile Achieved	Score Achieved
	0%	100%		200%	>75%	200.00%
	TSR Score Target					50.00
	TSR Score Achieved					100.00
PSU Score Achieved						167.15%
____________________
(1) In connection with the merger of the Company and Alacer Gold Corp, the production and AISC metrics for the merger year (2020) were set at target.

The performance metrics outlined above equated to an 167.15% payout on the 2019 PSUs. For the NEOs who were granted PSUs in 2019, the table above explains the final performance factor, and the following table sets out the actual payout results.

Name	2019 PSU Grants(1)	Vest Date 5-Day VWAP	Vest Date Value	FX Rate	Vest Date Value	Performance Score	Payout Value
	(#)	(C$)	(C$)	($)	($)	(%)	($)
Rod Antal	183,970	22.477	4,135,085	0.7888	3,261,755	167.15	5,452,023
Stewart J. Beckman	54,694	22.477	1,229,363	0.7888	969,721	167.15	1,620,889
F. Edward Farid	51,276	22.477	1,152,528	0.7888	909,114	167.15	1,519,584
Michael J. Sparks	42,388	22.477	952,752	0.7888	751,531	167.15	1,256,184
____________________
(1) The 2019 PSUs were granted under the legacy compensation framework for executives at Alacer Gold Corp. and represent the significant value creation associated with the merger between Alacer Gold Corp. and the Company.

Executive Share Ownership Guidelines

We strongly support Share ownership by our executives and the Board reviews our Share ownership guidelines annually. Each NEO is expected to reach a prescribed level of Share ownership within five (5) years from their date of hire or appointment based on their role. The President and Chief Executive Officer is expected to own Shares representing at least five times his or her annual base salary; all other NEOs are expected to own Shares representing at least two times their respective annual base salaries. In addition to Common Shares beneficially owned, the full value of RSUs held by an executive officer are included when determining the value of Common Shares held by an executive. Executive officers are expected to use the after-tax cash proceeds from the exercise of options or the redemption of vested PSUs and RSUs to achieve their share ownership requirement. Currently, all NEOs are in compliance with our Share ownership guidelines.

Employment Agreements

The Company has employment agreements with each of the NEOs, which provide for participation in any bonus or incentive compensation plans that are available to senior management, as well as participation in any long-term incentive programs introduced for senior management. Termination payments in these agreements may be suspended or terminated if the NEO breaches any of the restrictive covenants in the agreement. For a description of the severance benefits provided in the employment agreement, see the narrative description following the change in control table.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation granted and/or earned by our NEOs for the 2021, 2020, and 2019 fiscal years.

Name and Principal Position	Year	Salary	Share- Based Awards(1)	Option-Based Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total Compensation
		($)	($)	($)	($)	($)	($)		($)
Rod P. Antal	2021	932,000	2,796,000	—	1,821,202	—	23,200	(2)	5,572,402
President & Chief Executive	2020	758,000	2,100,000	—	1,136,773	—	17,100		4,011,873
Officer	2019	672,719	5,866,850	—	1,187,268	—	16,800		7,743,637
Stewart J. Beckman	2021	520,000	910,000	—	647,150	—	23,200	(2)	2,100,350
Executive Vice President &	2020	441,250	726,250	—	472,208	—	17,100		1,656,808
Chief Operating Officer	2019	400,000	2,133,749	—	497,031	—	70,920		3,101,700
Alison White(3)	2021	302,888	1,200,000	—	500,808	—	23,200	(2)	2,026,896
Executive Vice President &	2020	—	—	—	—	—	—		—
Chief Financial Officer	2019	—	—	—	—	—	—		—
F. Edward Farid	2021	490,000	735,000	—	617,164	—	39,200		1,881,364
Executive Vice President & Chief	2020	415,000	585,000	—	381,512	—	17,100		1,398,612
Corporate Development Officer	2019	375,000	1,644,952	—	366,023	—	16,800		2,402,775
Michael J. Sparks	2021	460,000	690,000	—	575,929	—	47,717	(2)(4)	1,773,646
Executive Vice President & Chief	2020	362,500	495,000	—	334,960	—	113,623		1,306,083
Legal and Administrative Officer	2019	310,000	1,367,046	—	299,789	—	16,800		1,993,635
Gregory J. Martin	2021	81,667	857,500	—	—	—	3,195,239	(2)(5)	4,134,406
Executive Vice President &	2020	367,314	237,796	237,685	377,056	—	29,079		1,248,930
Chief Financial Officer	2019	320,069	233,422	233,265	314,948	—	25,606		1,127,310
____________________
(1) The amounts in this column represent the USD fair value of the RSUs and/or PSUs on the grant date computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of SSR Mining Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2021. The amounts reported in the Summary Compensation Table for the PSUs are the value at the grant date as determined in accordance with ASC 718, which assumes a payout at target. The maximum value of the PSUs is 200% of target.
(2) Amount includes the Company’s matching contribution portion of the NEOs voluntary contributions to the 401(k) plan, group RRSP and SERP.
(3) Ms. White joined the Company effective March 31, 2021.
(4) Amount includes $24,517, which is the value of certain education reimbursement benefits provided to Mr. Sparks pursuant to the Company's executive development and tuition reimbursement program.
(5) Mr. Martin's employment was terminated without Cause effective February 26, 2021. This amount includes his severance benefits following a Change in Control pursuant to his employment agreement.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO). For 2021, we determined that the total cash compensation of our median employee was $59,865 and the total cash compensation of our CEO was $2,776,402. Based on the foregoing, for 2021, the ratio of the total cash compensation of our CEO to the total cash compensation of our median employee is 46:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

We identified our median employee as of December 31, 2021. SSR Mining’s employee population at the time of determination consisted of approximately 1,540 full-time and part-time employees globally, including all seasonal and temporary employees employed as of that date. To determine the total compensation of our median employee, we used a consistently applied compensation measure defined as the annualized base salary, excluding overtime and other incentives, of an employee starting employment in 2021, but not adjusted for part-time status. Local currency was consistently converted as of December 31, 2021 using the average daily exchange rate for the applicable currency to United States dollars as of such date. No cost-of-living adjustment was applied and employees in all locations in which the Company has operations were included in the calculation. Based on this methodology, an employee was identified as the median employee from the total SSR Mining population, who was then used as the 2021 median employee.

The SEC rules for identifying the median employee, and calculating the pay ratio based thereon, allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

Grants of Plan-Based Awards

The table below presents information regarding incentive-based awards granted to each NEO during the year ending December 31, 2021, including the short-term incentive plan and the Company’s share-based compensation plans.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units	Grant date fair value of stock and option awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Rod Antal
2021 STI		0	1,071,800	2,143,600				—
2021 PSU (payable in 2024)	1-Jan-21				0	87,245	—	—	1,677,600	(3)
2021 RSU	1-Jan-21							58,163	1,118,400	(3)
Stewart J. Beckman
2021 STI		0	390,000	780,000				—
2021 PSU (payable in 2024)	1-Jan-21				0	28,395	—	—	546,000	(3)
2021 RSU	1-Jan-21							18,930	364,000	(3)
Alison White
2021 STI		0	300,000	600,000				—
2021 PSU (payable in 2024)	31-Mar-21				0	48,508	—	—	720,000	(4)
2021 RSU	31-Mar-21							32,338	480,000	(4)
F. Edward Farid
2021 STI		0	367,500	735,000				—
2021 PSU (payable in 2024)	1-Jan-21				0	22,934	—	—	441,000	(3)
2021 RSU	1-Jan-21							15,290	294,000	(3)
Michael J. Sparks
2021 STI		0	345,000	690,000				—
2021 PSU (payable in 2024)	1-Jan-21				0	21,530	—	—	414,000	(3)
2021 RSU	1-Jan-21							14,354	276,000	(3)
Gregory J. Martin
2021 STI		0	367,500	735,000				—
2021 PSU (payable in 2024)	1-Jan-21				0	26,757	—	—	514,500	(3)
2021 RSU	1-Jan-21							17,838	343,000	(3)
____________________
(1) Amounts shown represent threshold, target and maximum amounts for 2021 STI bonuses, which are paid in cash. STI bonuses have a threshold payout of zero and a maximum payout of 200%. Actual amounts earned are shown in Summary Compensation Table.
(2) At the time of settlement, PSUs are redeemed in cash and that cash value is multiplied by the performance percentage, which has a threshold payout of zero and a maximum payout of 200%.
(3) Assumes a market value of $19.23 for each share, which is the 30-day VWAP on the TSX as of December 31, 2020 converted to USD.
(4) Assumes a market value of $14.84 for each share, which is the 30-day VWAP on the TSX as of March 30, 2021 converted to USD.

The Company has entered into employment agreements with each of our NEOs. In addition to providing for participation in the Company benefit plans in effect from time to time, these agreements provide for an annual base salary as described above, as well as eligibility to receive an annual performance bonus and equity award based on a percentage of base salary. The target and maximum annual bonus opportunities available to each NEO per their employment agreement is described in “Compensation Discussion and Analysis – Elements of 2021 Compensation – Short-Term Incentive Compensation.”

Each employment agreement also provides for certain payments upon a “qualifying termination,” as well as post-employment restrictive covenants. The material elements of these provisions are described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all option-based and share-based awards outstanding at the end of December 31, 2021.

Name	Grant Date		Option-based awards					Share-based awards
			Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price(1)	Option expiration date	Number of shares or units that have not vested	Market value of shares or units of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2)
			(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Rod Antal	1-Jan-19	(3)						60,571	1,078,311
	13-Jun-19	(3)						138,496	2,465,565
	1-Jan-20	(4)						34,945	622,106
	1-Jan-21	(5)						58,877	1,048,154
	1-Jan-19	(6)						183,970	3,275,113
	1-Jan-20	(7)								79,602	1,417,109
	1-Jan-21	(8)								88,318	1,572,275
Stewart J. Beckman	1-Jan-19	(3)						18,008	320,586
	13-Jun-19	(3)						55,182	982,374
	1-Jan-20	(4)						12,085	215,142
	1-Jan-21	(5)						19,160	341,095
	1-Jan-19	(6)						54,694	973,686
	1-Jan-20	(7)								27,529	490,083
	1-Jan-21	(8)								28,743	511,695
Alison White(9)	31-Mar-21	(10)						32,620	580,715
	31-Mar-21	(11)								48,932	871,108
F. Edward Farid	1-Jan-19	(3)						16,882	300,541
	13-Jun-19	(3)						38,952	693,440
	1-Jan-20	(4)						9,735	173,307
	1-Jan-21	(5)						15,476	275,510
	1-Jan-19	(6)						51,275	912,819
	1-Jan-20	(7)								22,174	394,751
	1-Jan-21	(8)								23,214	413,266
Michael J. Sparks	1-Jan-19	(3)						13,956	248,451
	13-Jun-19	(3)						32,460	577,867
	1-Jan-20	(4)						8,237	146,639
	1-Jan-21	(5)						14,529	258,651
	1-Jan-19	(6)						42,388	754,609
	1-Jan-20	(7)								18,763	334,027
	1-Jan-21	(8)								21,794	387,986
Gregory J. Martin(12)			15,550	—	—	13.02	26-Feb-22
			43,050	—	—	19.71	26-Feb-22
____________________
(1) Exercise price converted to USD.
(2) Assumes a market price of $17.80 for each share, which is the 30-day VWAP on the TSX as of December 31, 2021 converted to USD.

(3) Vest date is January 1, 2022.
(4) Vest dates are January 1, 2022, 2023.
(5) Vest dates are January 1, 2022, 2023, and 2024.
(6) Cliff-vest after three years on January 1, 2022; performance period ended on December 31, 2021. For information on actual payout results see “2021 Compensation Results - LTI Compensation Results,” above.

(7) Cliff-vest after three years on January 1, 2023.
(8) Cliff-vest after three years on January 1, 2024.
(9) Ms. White joined the Company effective March 31, 2021.
(10) Vest dates are March 31, 2022, 2023, and 2024.
(11) Cliff-vest after three years on March 31, 2024.
(12) Mr. Martin left the Company effective February 26, 2021.

Option Exercises and Stock Vested

The following table summarizes the value of all share-based awards vested or earned for each NEO during the 2021 fiscal year.

Name	Option Awards(1)			Stock Awards
	Number of shares acquired or exercised		Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
	($)		($)	(#)	($)
Rod P. Antal	—		—	186,022	5,882,659	(2)
Stewart J. Beckman	—		—	55,304	1,748,915	(2)
Alison White(3)	—		—	—	—
F. Edward Farid	—		—	51,848	1,639,613	(2)
Michael J. Sparks	—		—	35,717	1,129,506	(2)
Gregory J. Martin(4)	220,667	(5)	1,706,663	79,545	1,358,576	(6)
____________________
(1) The Company's final grant of options was in May of 2020. The Company did not grant options in 2021 or thereafter.
(2) Amount reflects the actual payout results of the 2018 PSUs that vested on January 1, 2021 and were redeemed in cash. The cash value of the original PSU grant was multiplied by a performance score of 159.109%, which was determined based on production, cost, and total-shareholder return metrics.
(3) Ms. White joined the Company effective March 31, 2021, so no shares were acquired or vested during the 2021 fiscal year.
(4) Mr. Martin left the Company effective February 26, 2021.
(5) Amount reflects all options exercised and vested, including options that vested early pursuant to Mr. Martin's termination under the change of control provisions of his employment agreement.
(6) Amount reflects 2019, 2020, and 2021 granted PSUs, as well as 2021 granted RSUs, that vested in full pursuant to Mr. Martin's termination under the change of control provisions of his employment agreement. All of Mr. Martin's PSUs and RSUs were redeemed in cash; no shares were issued.

Securities Authorized for Issuance under Equity Compensation Plan

The following table shows details of equity compensation plans as of March 31, 2022:

	Number of securities to be issued upon exercise of outstanding securities under equity compensation plans	Weighted-average exercise price of outstanding securities under equity compensation plans	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
	(#)	($)	(#)
Equity compensation plans approved by Shareholders	793,957 (1)	19.65 (2)	8,208,850
Equity compensation plans not approved by Shareholders	—	—	—
Total	793,957	19.65	8,208,850
____________________
(1) As of March 31, 2022, there were 92,285 options and 701,672 RSUs outstanding under the equity plans, which represents 0.37% of the issued and outstanding shares of the Company. PSUs are not included in the number of securities to be issued as they are settled in cash.
(2) The average exercise price for options converted to USD.

The Company’s equity compensation plans provide for notional units that track the Market Value of the Company’s Shares during the vesting period. Awards of PSUs are settled in cash upon vesting; awards of RSUs are settled in Shares upon vesting.

Pension Benefits and Nonqualified Deferred Compensation Tables

The Company does not provide a defined benefit pension plan to its executives. As is common with most companies based in the United States, the Company provides an employer-sponsored defined contribution retirement account to all of its US-based employees, which includes a company-match for retirement contributions made by employees. The percentage match is the same for all US-based employees with annual regulatory caps to the amount of the matching contribution. The amounts contributed by the Company and employee to the 401(k) account are immediately vested and contributed to a third-party provider. As such, there is no ongoing liability to the Company associated with the amounts contributed to the Company’s employer-sponsored retirement accounts.

Potential Payments upon Termination or Change in Control

As discussed above, we are party to employment agreements with each of our NEOs that provide for certain termination payments upon a qualifying termination of employment, which are laid out in the table below.

Compensation Element	Separation Event
	Resignation/Retirement	Death/Disability	Termination for Cause(1)	Termination without Cause or for Good Reason(2)	Termination without cause or for good reason within 12 months following a change in control(3)
Salary	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination
Prorated Bonus	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year	None	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year
Other Compensation	None	None	None	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)
RSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed; for grants under the legacy Alacer Gold Corp share plan, all unvested shares are forfeited	All unvested shares vest upon the date of termination
PSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed; for grants under the legacy Alacer Gold Corp share plan, all unvested shares are forfeited	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%
Pension, Benefits, & Perquisites	Coverage Ceases	Coverage Ceases	Coverage Ceases	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse
____________________
(1)    “Cause” means any of the following done by an NEO: (i) the breach of a material term of an applicable employment, engagement or consulting agreement; (ii) the repeated and demonstrated failure to perform the material duties of the position in a competent manner; (iii) the conviction of a criminal offense involving fraud or dishonesty, the conviction of a felony, or which otherwise adversely impacts the reputation of the Company or a related entity; (iv) the failure to act honestly or in the best interest of the Company or a related entity; (v) failure to comply with any Company rules or policies of a material nature; (vi) failure to obey reasonable instructions provided in the course of employment, within 5 calendar days after receiving written notice of such disobedience; or (vii) any actions or omissions constituting gross misconduct or negligence resulting in a risk of material harm to the Company or a related entity.

(2)    “Good Reason” means the NEO was induced by the actions of the Company to resign or terminate their employment other than on a purely voluntary basis as a result of the occurrence of one or more of the following events without the NEO’s written consent: (i) a materially adverse change in the NEO’s position, duties, powers, rights, discretion, or responsibilities; (ii) a materially adverse change in the NEO’s reporting relationship that is inconsistent with the NEO’s title or position; (iii) a reduction by the Company of the base salary of the NEO; (iv) a material reduction by the Company in the aggregate level of health & welfare benefits made available to the NEO; or (v) the permanent relocation by the Company of the NEO’s principal office by more than 80 kilometers from the location where the NEO worked when a Change of Control has occurred.

(3)    A “Change in Control” means the occurrence of one or more of the following events:
(a)     individuals who, as of the date of the applicable compensation plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the applicable compensation plan and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest, shall be deemed an Incumbent Director;
(b)     any change in the holding, direct or indirect, of shares in the capital of the Company as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holder thereof to cast more than 50% of the voting rights attaching to all shares of the Company which may be cast to elect directors of the Company (the “Company Voting Securities”), provided, however, that the events described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions of Company Voting Securities: (i) by the Company or a subsidiary; (ii) by any employee benefit plan sponsored or maintained by the Company or any subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction (as defined in the applicable plan); or (v) from the Company pursuant to a transaction (other than one described in (iii) below), if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause shall not constitute a Change of Control.
(c)    the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination:
(i)    Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, securities into or for which such Company Voting Securities were converted or exchanged pursuant to such Business Combination) represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of (1) the entity resulting from such Business Combination (the “Surviving Entity”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”);
(ii)    no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity) is the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and
(iii)    at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(d)    the approval by the Board or Shareholders of the Company of a complete liquidation or dissolution of the Company;
(e)    a sale or other disposition of all or substantially all of the property or assets of the Company, other than to an Affiliate or pursuant to a Non-Qualifying Transaction; or
(f)    any determination by the majority of Incumbent Directors of the Company that a Change of Control has occurred.

The employment agreements with each NEO also include the following restrictive covenants: (1) an indefinite confidentiality agreement for material undisclosed information; (2) a non-solicitation agreement for the greater of either one year or the number of months of termination pay received; (3) a one-year non-competition agreement; and (4) an indefinite non-disparagement agreement.

In accordance with the compensation treatment under the various termination events, the following table sets out the potential incremental amounts that may be payable to each NEO, assuming a termination date of December 31, 2021. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed in the following table.

	Pro-Rated Bonus(1)	Share-Based Awards		All Other Compensation		Total(2)
	($)	($)		($)		($)
Rod Antal
Resignation	1,162,021	—		—		1,162,021
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	1,162,021	9,654,495	(3)	4,188,041	(4)	15,004,556
Retirement	1,162,021	2,599,645		—		3,761,666
Disability	1,162,021	8,787,946		—		9,949,967
Death	1,162,021	11,387,592		—		12,549,612

Termination without cause or for good reason within 12 months following a change in control	1,162,021	11,387,592		4,188,041	(4)	16,737,653
Stewart J. Beckman
Resignation	484,620	—		—		484,620
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	484,620	3,240,230	(3)	2,009,239	(4)	5,734,088
Retirement	484,620	846,026		—		1,330,645
Disability	484,620	2,958,221		—		3,442,841
Death	484,620	3,804,247		—		4,288,867
Termination without cause or for good reason within 12 months following a change in control	484,620	3,804,247		2,009,239	(4)	6,298,106
Alison White
Resignation	300,000	—		—		300,000
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	300,000	480,103		1,400,000	(4)	2,180,103
Retirement	300,000	1,440,309		—		1,740,309
Disability	300,000	—	(5)	—		300,000
Death	300,000	1,440,309		—		1,740,309
Termination without cause or for good reason within 12 months following a change in control	300,000	1,440,309		1,400,000	(4)	3,140,309
F. Edward Farid
Resignation	373,768	—		—		373,768
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	373,768	2,683,000	(3)	1,727,535	(4)	4,784,303
Retirement	373,768	683,313		—		1,057,081
Disability	373,768	3,138,542		—		3,512,310
Death	373,768	3,138,542		—		3,512,310
Termination without cause or for good reason within 12 months following a change in control	373,768	3,138,542		1,727,535	(4)	5,239,845
Michael J. Sparks
Resignation	317,375	—		—		317,375
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	317,375	2,259,078	(3)	1,554,749	(4)	4,131,201
Retirement	317,375	641,509		—		958,883
Disability	317,375	2,045,241		—		2,362,616
Death	317,375	2,686,750		—		3,004,125
Termination without cause or for good reason within 12 months following a change in control	317,375	2,686,750		1,554,749	(4)	4,558,874
____________________
(1) Bonus represents a prorated bonus for the employed portion of the year, which, as of December 31, 2021, equates to, for Ms. White, her target 2021 bonus and, for all other NEOs, the average bonus paid to the NEO for the two years prior (2019 and 2020).
(2) Assumes a market price of $17.66 for each share, which is the close price on the TSX as of December 31, 2021 converted to USD.
(3) Prior to the merger with Alacer Gold Corp., each of the boards of Alacer Gold Corp. and the Company extended the termination period under a change of control to 24 months for all grants awarded prior to the merger date. Accordingly, assuming a termination date of December 31, 2021, all shares granted prior to the merger would vest in full, while shares granted post-merger would undergo a prorated vesting.
(4) Includes lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years).
(5) Ms. White’s current grants were awarded under the 2020 Share Compensation Plan, under which all unvested shares are forfeited in the event of a US-participant’s disability. The other NEOs are either Canadian or have grants made under legacy compensation plans, which treat the vesting of awards in the event of a disability differently.

PROPOSAL No. 2

Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are requesting Shareholders’ advisory, non-binding vote regarding the frequency with which Shareholders should have an opportunity to provide a say-on-pay vote. We are providing Shareholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Shareholders are not voting to approve or disapprove of the Board’s recommendation. Rather, Shareholders are being asked to express their preference regarding the frequency of future say-on-pay votes.

We believe that a frequency of every ONE YEAR is appropriate because it will enable our Shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to a more meaningful and coherent communication between us and our Shareholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our Shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Vote Required

This proposal is advisory only and will not be binding on the Company or the Board, nor will it be construed as overruling a decision by the Company or the Board or as creating or implying any additional fiduciary duty for the Company or the Board. However, the Company and the Board value the opinions expressed by Shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future say-on-pay votes.

The Board recommends you vote FOR every ONE YEAR as the frequency of future say-on-pay votes. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR every ONE YEAR as the frequency of future say-on-pay votes.

PROPOSAL No. 3

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of the Company’s Named Executive Officers Disclosed in the 2022 Proxy Statement

In accordance with Section 14A of the Exchange Act, we are requesting Shareholders’ vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation. The Company is committed to continually enhancing our corporate governance practices and endorses a “pay for performance” approach for executive compensation in order to reinforce the linkages between compensation and the Company’s strategic objectives and risk management processes. We believe that a “pay for performance” philosophy achieves the goal of attracting and retaining talented executives by rewarding behaviors that reinforce the Company’s values while also delivering on its corporate objectives, thereby aligning executives’ interests with those of our Shareholders. Given the evolution of the Company, and the importance the Board places on executive compensation, the Board has approved a say on pay advisory vote policy with respect to executive officers. The purpose of the say on pay advisory vote is to give Shareholders the opportunity to vote at each annual Shareholders meeting on the Company’s approach to executive compensation, as further described in the “Report on Executive Compensation” section of this Proxy Statement.

Given that the vote is held on an advisory basis, it will not be binding upon the Board. However, the Board will consider the outcome of the vote when reviewing and approving executive compensation policies and decisions. The form of resolution that Shareholders will be asked to vote on at the Meeting is as follows:

RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors that the Shareholders accept the approach to executive compensation disclosed in the Company’s information Proxy Statement delivered in advance of the 2022 Annual Meeting of Shareholders.

Vote Required

This proposal is advisory only and will not be binding on the Company or the Board, nor will it be construed as overruling a decision by the Company or the Board or as creating or implying any additional fiduciary duty for the Company or the Board. However, the Company and the Board value the opinions expressed by Shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future say-on-pay votes.

The Board recommends you vote FOR the compensation of the Company’s named executive officers disclosed in this Proxy Statement. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the Company’s approach to executive compensation.

REPORT OF THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

On behalf of the Board, the CLD Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The Committee reviews the remuneration and benefits of directors and executive management, establishes continuity plans for executives and other key employees, and makes recommendations to the Board as it deems appropriate.

Each of the members of the CLD Committee has experience leading, and/or consulting with, various mining and extractive minerals companies and has a thorough understanding of the competitive environment of recruiting and retaining executive officers in these industries. All of the directors who currently comprise the Compensation & Leadership Committee are independent according to the independence criteria of NASDAQ and as set forth in National Instrument 58-101 Disclosure of Corporate Governance Practices for Canadian companies.

Human Capital Management

People are our core strength. More than any other factor, our success depends on their capabilities and commitment. We are focused on attracting and retaining experienced and skilled talent with a culture that puts safety at its core and supports people to reach their potential.

We believe that transparent communication with workers and unions is critical to the effective execution of our operations. We do not impose restrictions on union representation, and we respect the rights of freedom of association and collective bargain. In total, 38% of our workforce are union members and have collective bargaining agreements in place. There were no instances of industrial action across operation operations in 2021, and we enjoy positive labor relations across all sites. As an example, at our Çöpler mine we invite union and workforce representatives to attend site level EHS&S committee meetings on a regular basis.

The Company recognizes that a workforce composed of many individuals with a mix of skills, experience, perspectives, backgrounds and characteristics leads to a more robust understanding of opportunities, issues and risks, and to stronger decision-making. Given the broad geographic footprint of the Company’s operations, we benefit from a meaningfully diverse workforce. The Company and the Board of Directors are committed to establishing measurable diversity objectives and assessing on an annual basis the achievement against these objectives, including the representation of women at all levels of the organization. The Company has adopted a Diversity Policy which requires the Company to establish specific diversity initiatives, programs and targets and the Compensation & Leadership Committee oversees diversity initiatives across the Company. We recognize the industry-wide challenge of attracting women into the mining industry. However, in accordance with our policies we actively seek to increase the number of women we employ at our operations.

As of December 31, 2021, the Company employed approximately 2,429 full-time employees and 1,608 contract employees throughout the United States, Canada, Mexico, Peru, Argentina and Turkey. As of December 31, 2021, 20% of the executive officers of the Company were women, approximately 43% of employees at the Company’s corporate office were women (excluding executives) and approximately 14% of the employees across the business were women. The table below summarizes the total workforce of the Company by location and gender.

Shareholder Outreach

The CLD Committee is committed to ensuring our executive compensation program is aligned with the performance of the Company and that we provide a forum for active dialogue with our Shareholders. The Company conducts a robust Shareholder outreach effort both before and after our annual Shareholder meeting. This effort includes outreach letters focused on explaining our compensation philosophy as well as a number of in-person meetings with various Shareholders. The Chair of the CLD Committee and the Chief Legal & Administrative Officer, who is responsible for human resources across the business, attend each of these meetings.

Recommendations

The Compensation & Leadership Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on such review and discussions, the Compensation & Leadership Committee has recommended to the Board that the CD&A section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing Report of the Compensation & Leadership Development Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates such information by reference.

PROPOSAL No. 4

Approval of the SSR Mining Inc. 2022 Employee Share Purchase Plan

Shareholders are asked to consider and, if deemed appropriate, adopt, with or without variation, an ordinary resolution, as set forth below, approving, ratifying and confirming the Company’s 2022 Employee Share Purchase Plan (the “ESPP”), a copy of which is set forth in “Appendix B” to this Proxy Statement. The ESPP will renew and replace the Company’s current employee share purchase plan put in place in 2014 (the “2014 ESPP”). The Company believes that meaningful share ownership across all levels of the business is an important driver in ensuring our objectives are aligned with those of our Shareholders. As such, the Company seeks authorization to purchase up to 3,000,000 Shares through the ESPP.

The ESPP is substantially similar to the 2014 ESPP, with a few important differences:

•The Employer Contribution will be reduced from 50% to 25% of each participant’s contributions to align the plan to market;
•Employees who are considered “insiders” for purposes of Securities Exchange Act of 1934, as amended, will not be eligible to participate in the ESPP; and
•Participation and purchases of Shares will move from a monthly schedule to a quarterly schedule.

Summary of Key Terms

The following is a summary of the key terms of the ESPP. Defined terms not defined below shall have the meaning ascribed to them in the ESPP. For more detailed information, Shareholders should refer to the full text of the ESPP, a copy of which is attached hereto as “Appendix B”.

▶ Purpose. The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentives to its current employees, it is necessary to grant its employees the right to purchase common shares of the Company through payroll deductions pursuant to the ESPP. Accordingly, the Shareholders are being asked to approve the adoption of the ESPP, which initially authorizes the issuance of 3,000,000 shares.

▶ Administration. The ESPP is administered by the Board or a committee appointed by the Board, which determines all questions of interpretation or application of the ESPP.

▶ Eligibility and Participation. Permanent employees of the Company and its affiliates are eligible to participate in the ESPP, subject to certain limitations on share ownership as set forth in the ESPP and exclusions established by the Company. Employees who are “insiders” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, are excluded from participation in the ESPP. As of January 1, 2022, approximately 1,990 employees are eligible to participate in the ESPP.

▶ Payroll Deductions. Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions prior to the applicable enrollment date as set forth in the ESPP. The deductions may not be more than 5% of a participant’s base salary during the quarterly period and a participant may change the amount of his or her payroll deductions once per calendar year, which change will apply to the next full quarterly period. The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions during each calendar quarter period.

Payroll deductions for a participant commence on the first payroll following the beginning of a quarterly period and shall continue until his or her participation is terminated as provided in the ESPP. A participant may terminate his or her participation in the ESPP at any time, with such termination taking effect upon the next full quarterly period following notice of such termination. Termination of a participant’s employment for any reason, including retirement or death, terminates his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

▶ Employer Contributions. The Company will make an employer contribution equal to 25% of the related participant contributions for each quarterly period. The employer contribution is deemed to be a taxable benefit to the participant and is subject to income tax, and any applicable statutory deductions in accordance with local tax regulatory authorities.

▶ Acquisition of Shares. As soon as practicable after withheld payroll deductions and employer contributions are remitted to the brokerage agent designated under the ESPP, but in all cases within 15 business days following the remittance date, the brokerage agent will purchase Shares on behalf of the participants on the open market. The price of Shares purchased in respect of a given quarter shall correspond to the market price at the time of purchase.

▶ Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the ESPP without the approval of the Shareholders, except that no amendment may be made to the ESPP without approval of the Shareholders of the Company if such amendment would increase the number of shares reserved under the ESPP or otherwise require shareholder approval to satisfy the requirements of any securities exchange listing requirement. No amendment or termination may impair shares purchased prior thereto except with the consent of the participant or as necessary to comply with applicable laws. The ESPP has no expiration date.

▶ Tax Information. The ESPP, and the right of participants to make purchases thereunder, is not intended to qualify under the provisions of Sections 421 and 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), nor is it intended to be an “employee benefit plan” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Vote Required

The ESPP has been conditionally approved by the Board, subject to Shareholder approval at the Meeting. To be effective, the ESPP must be approved by a majority of the votes cast by the Shareholders present or represented by proxy at the Meeting. If the ESPP is approved at the Meeting, the ESPP will take effect at the close of business on the date of the Meeting; the 2014 ESPP will continue to apply to purchases that are outstanding as of the date of such Shareholder approval, but will automatically terminate following the completion of such outstanding purchases.

The form of resolution that Shareholders will be asked to vote on at the Meeting is as follows:

BE IT RESOLVED, THAT AS AN ORDINARY RESOLUTION, the 2022 Employee Share Purchase Plan (the “2022 ESPP”), a summary of which is set forth in the proxy statement of SSR Mining Inc. (the “Company”) dated April 2022 (the “Proxy Statement”) and a copy of which is attached as “Appendix B” to the Proxy Statement is hereby approved, ratified and confirmed as the employee share purchase plan of the Company;

FURTHER RESOLVED, that as set forth in the 2022 ESPP, a maximum of 3,000,000 of the Company’s common shares are hereby allotted and reserved for issuance under the 2022 ESPP, subject to the limitations set forth therein;

FURTHER RESOLVED, that any one officer or director of the Company be and is hereby authorized and directed for and on behalf and in the name of the Company to execute, whether under the corporate seal of the Company or otherwise, and deliver all such documents and instruments, and to do or cause to be done all such other acts and things, as may be necessary or desirable to give effect to the foregoing.

The Board believes that the approval of the ESPP is in the best interests of the Company and recommends that Shareholders vote FOR the resolutions approving the Company’s ESPP. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolution to approve the 2022 Employee Share Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Shares as of March 31, 2022, by:

a.each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Shares;
b.each Named Executive Officer and director nominee of the Company; and
c.all current executive officers and director nominees of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 212,556,958 Shares issued and outstanding as of March 31, 2022.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Shares.

Directors(1) and Executive Officers	Common Shares	Other Shares That May be Acquired Within 60 days	Total Shares Beneficially Owned	Percentage of Class
A.E. Michael Anglin	44,000	—	44,000	0.02%
Thomas Bates, Jr.	26,230	—	26,230	0.01%
Brian R. Booth	18,724	—	18,724	0.01%
Simon A. Fish	—	—	—	—%
Leigh Ann Fisher	—	—	—	—%
Alan P. Krusi	25,091	—	25,091	0.01%
Kay Priestly	—	—	—	—%
Rod Antal	672,333	—	672,333	0.32%
Stewart Beckman	122,121	—	122,121	0.06%
Alison White	6,648	—	6,648	—%
F. Edward Farid	72,328	—	72,328	0.03%
Michael J. Sparks	103,634	—	103,634	0.05%
All Directors and Executive Officers as a Group (12 persons)	1,091,109	—	1,091,109	0.51%
____________________
(1) In 2021, director share units ("DSUs") were awarded to all non-executive directors. DSUs are immediately fully vested and non-forfeitable and, upon retirement from the Board of Directors, the holder of DSUs is entitled to receive the cash value for each DSU. Because DSUs are not settled in Shares of the Company, they are not included in this table.

Certain Beneficial Owners

The following table shows all holders known to SSR Mining that are beneficial owners of more than 5 percent of the outstanding shares of SSR Mining common shares.

Name	Common Shares		Percentage of Class
BlackRock, Inc.	27,482,342	(1)	13.00%
55 East 52nd Street
New York, New York 10055
Van Eck Associates Corporation	20,733,424	(2)	9.78%
666 Third Ave. - 9th Floor
New York, New York 10017
AustralianSuper Pty Ltd.	10,988,421	(3)	5.19%
Level 30, 130 Lonsdale Street
Melbourne Victoria 3000
Australia
____________________
(1) As reported on Schedule 13G/A as filed on January 27, 2022, as of December 31, 2021, BlackRock, Inc. and its subsidiaries beneficially owned 27,482,342 Shares, had sole voting power of 26,692,058 Shares and sole dispositive power of 27,482,342 Shares.
(2) As reported on Schedule 13G/A as filed on February 10, 2022, as of December 31, 2021, Van Eck Associates Corporation and its subsidiaries beneficially owned 20,733,424 Shares, had sole voting power of 20,668,774 Shares and sole dispositive power of 20,733,424 Shares.
(3) As reported on Schedule 13G as filed on January 25, 2022, as of December 31, 2021, AustralianSuper Pty Ltd and its subsidiaries beneficially owned 10,988,421 American depositary receipts ("ADRs"), had sole voting power of 10,988,421 ADRs and sole dispositive power of 0 ADRs, each of which represent one Share.

REPORT OF THE AUDIT COMMITTEE

SSR Mining strongly values the importance of accurate and transparent financial disclosure and effective internal controls on financial reporting. To that end, the Company is continually working to maintain sound accounting practices, internal controls and risk management practices. The Audit Committee is responsible for the oversight of the Company’s financial reporting and audit processes and related internal controls on behalf of the Board. The Audit Committee actively assists the Board in fulfilling its oversight responsibilities to ensure: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualification and independence of the Company’s independent auditor; and (iv) the effective performance of the Company’s independent auditor. In addition to its audit function, the Audit Committee also reviews the risk identification and management process developed by management.

The Board has determined that all members of the Audit Committee are independent according to the Board’s independence standards as set forth in the Board of Directors Terms of Reference, NASDAQ requirements and National Instrument 52-110 - Audit Committees for Canadian companies (“NI 52-110”). The Board has also determined that all members of the Audit Committee are “financially literate” within the meaning of and as required by NI 52-110. NI 52-110 further prescribes rules regarding the responsibilities, composition and authority of the Audit Committee.

At least annually, the Audit Committee reviews the Company’s various disclosure and internal control policies, plans and procedures. The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditor, the organizational structure, procedure and practices that support the objectivity of the Company’s internal audit function and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2021. The Audit Committee has also reviewed and discussed with management and PwC the audited financial statements of the Company for the fiscal year ended December 31, 2021, including the quality and acceptability of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures.

Risk Management and Conflicts of Interest

SSR Mining faces many risks including, but not limited to: financial, regulatory, operational, compliance, and reputational risks. Management is responsible for the day-to-day management of risk and has an enterprise risk management program. The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also partners with the EHS&S Committee in analyzing and reviewing the Company’s cybersecurity framework to ensure appropriate measures are in place to mitigate cyber risk.

The Company’s Code of Conduct requires that all employees and directors avoid any activity that may interfere or conflict, or have the appearance of interfering or conflicting, with their business responsibility. The Audit Committee has the responsibility of reviewing any related-party transactions and in accordance with our Whistleblower Policy responds to any conflict-of-interest situations that may arise.

Independent External Auditor

PwC has been the Company’s independent auditor since 1989. The Company’s independent auditor reports directly to the Audit Committee, which has the designated authority to appoint, oversee, evaluate and discharge the independent auditor and to approve fees paid for their services. At Audit Committee meetings, the Audit Committee candidly discusses the Company’s financial reporting with the independent auditor, often without management present. The Audit Committee reviews, with the independent auditor, the results of the independent auditor’s annual audit and quarterly reviews of the Company’s financial statements and related disclosures. The Audit Committee annually reviews the independent auditor’s performance and independence in connection with the Audit Committee’s determination of whether to retain the independent auditor or engage another firm as the independent auditor. As part of the review, the Committee considers the independent auditor’s performance, tenure and familiarity with the Company’s global operations and business, and their capabilities and expertise in handling the breadth and complexity of these operations.

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor and the Audit Committee’s policy requires pre-approval of all non-audit services provided by the external auditor.

The following table presents fees for services rendered by PwC:

For the Year Ended December 31,	2021		2020
	($)		($)
Audit Fees	1,716,000	(1)	1,093,000
Audit-related Fees	9,000		42,000
Tax Fees	10,000		32,000
All Other Fees			-
Total	1,735,000		1,167,000
____________________
(1) This amount includes an increase in fees that was primarily the result of the Company becoming a US domestic issuer and the related transition of the Company’s accounting methods from IFRS to US GAAP.

Audit Fees

Audit fees represent fees of PwC for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require.

Audit fees for 2021 increased due to the Company becoming a US domestic issuer for purposes of filings with the SEC effective January 1, 2022 and the resulting transition of the Company’s accounting methods from IFRS to US GAAP. The transition required the restatement of 2021 quarterly financial statements and comparative financial statements to US GAAP. The transition resulted in increased audit fees for 2021, which will not recur in future periods.

Audit-Related Fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions; and accounting consultations about the application of GAAP to proposed transactions.

Tax Fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

All Other Fees

This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s online research tool.

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the Company’s pre-approval policy.

Recommendations

Based on the review and discussions discussed above, the Audit Committee recommended to the Board that the audited annual financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC and on SEDAR.

The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable rules and requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from SSR Mining.

The Audit Committee also recommends the appointment of PwC as the Company’s independent auditor to serve until the 2023 annual meeting of Shareholders.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

PROPOSAL No. 5

Ratification of Appointment of Independent Registered Public Accounting Firm

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent external auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor. In addition, the Audit Committee requires pre-approval of all non-audit services provided by the external auditor. For more information on the Audit Committee and the auditor, please refer to the “Report of the Audit Committee” section of this Proxy Statement.

The Audit Committee of the Board has approved the retention of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants to audit our financial statements for fiscal year 2022. We expect that a representative of PwC will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

Shareholders are asked to ratify the appointment of PwC, although your ratification is not required, as the auditor of the Company to hold office until the next annual meeting of Shareholders of the Company and to authorize the directors to fix the remuneration of the auditor.

Vote Required

The Board recommends you vote FOR the ratification of the appointment of PwC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolution to appoint PricewaterhouseCoopers LLP, as auditor of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

To the knowledge of the Company, other than as disclosed elsewhere in this Proxy Statement, no officer or director of the Company, any subsidiary, any insider, any nominee director, or any Shareholder owning more than 10% of the voting Shares of the Company (or any associate or affiliate of any of the foregoing), has had any interest, direct or indirect, in any transaction or proposed transaction with the Company or any of its subsidiaries since the commencement of the Company’s most recently completed financial year.

Interest of Certain Persons in Matters to be Acted Upon

With respect to matters to be acted upon at the Meeting, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial interest or otherwise, of any director or executive officer of the Company, or any associate or affiliate of the foregoing, in any matter to be acted upon at the Meeting.

Management Contracts

All management functions of the Company or any of its subsidiaries are performed by the directors and executive officers of the Company and its subsidiaries.

Indebtedness of Officers and Directors

As of the date of this Proxy Statement, no individual who is, or at any time during the most recently completed financial year was, a director or an officer of the Company, and no associate of any such officer or director, or proposed nominee is, or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

GENERAL VOTING MATTERS

Voting Rights

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record,” with respect to those shares. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares unless you appoint yourself as a proxyholder to attend the virtual meeting (for Canadian beneficial holders) or request and obtain a valid legal proxy from your broker, bank, or other agent (for US-based beneficial holders).

How to Vote

For Proposal 1, you may vote “For” or “Withhold” with respect to each nominee to the Board. For Proposal 2, you may vote for whether such frequency should be every “One Year,” “Two Years” or “Three Years,” or “Abstain” from voting. For Proposals 3 and 4, you may vote “For”, “Against” or “Withhold” from voting. For Proposal 5, you may vote “For” or “Withhold” from voting. The procedures for voting are outlined below.

If you are a shareholder as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions attached as “Appendix C” to this Proxy Statement, (ii) or by proxy (x) over the Internet at www.investorvote.com (for Registered Shareholders) or www.proxyvote.com (for Non-Registered Shareholders); (y) by phone by calling 1-866-732-VOTE (8683) from a touch-tone phone (for Registered Shareholder) or calling the toll-free number listed on your VIF from a touch tone phone (for Non-Registered Shareholders; or (z) by signing and returning the form of proxy or voting instruction form in the enclosed envelope.

Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your shares in favor of the director nominees identified in this Proxy Statement and “For” Proposals 3, 4 and 5, and, with respect to Proposal 2, one year.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must appoint yourself as a proxyholder (for Canadian beneficial owners) or obtain a valid legal proxy from your broker, bank, or other agent (for US beneficial owners). Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Revoking a Proxy

A shareholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company at 6900 E. Layton Avenue, Suite 1300, Denver Colorado 80237, prior to the Annual Meeting.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

Solicitation

These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to shareholders on or about April 14, 2022. We have engaged Laurel Hill Advisory Group (“Laurel Hill”), to assist in the solicitation of proxies for the annual meeting. We have agreed to pay Laurel Hill a fee of C$40,000. We will also reimburse Laurel Hill for reasonable out-of-pocket expenses and will indemnify Laurel Hill and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Votes Required

The vote required for Proposal 1 for the election of directors by shareholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘For’ votes will be elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘For’ or ‘Against’ a nominee.

Proposals 2, and 3 are advisory only and will not be binding on the Company or the Board. The frequency that receives the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matter, or if no frequency receives the foregoing vote, the frequency that received the highest number of votes cast, shall be considered by the Company and the Board to be the frequency recommended by the shareholders.

Approval of Proposals 4 and 5 require the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matters. For Proposal 5, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions for Proposal 5 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1, 2, 3 and 4 because they do not represent shares present and entitled to vote for those proposals.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of at least one-third of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual meeting. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.

Notice-and-Access

The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. The Company anticipates that notice-and-access will directly benefit the Company through a reduction in both postage and material costs and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials.

Shareholders will be provided with electronic access to our Notice of Meeting, this Proxy Statement, the proxy card (if you are a Registered Shareholder) or a VIF (if you are a Non-Registered Holder) and our financial statements for the year ended December 31, 2021 on the Company’s page on EDGAR (www.sec.gov/edgar.shtml), SEDAR (www.SEDAR.com) and also on the Company’s website at http://ir.ssrmining.com/investors/agm. The Company has not adopted a stratification procedure whereunder printed copies of the proxy-related material are delivered to certain Shareholders and not to others.

Householding

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more shareholders reside. This procedure reduces the volume of duplicate information shareholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting.

If, at any time, you wish to receive a separate copy of this Proxy Statement or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to the Corporate Secretary of the Company.

Shareholder Proposals for the 2023 Annual Meeting of Shareholders

Shareholders who wish to present proposals at our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2023 Annual Meeting must submit their proposals to the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237 on or before December 15, 2022. Any such proposal must conform to and include the information required by SEC Rule 14a-8 in order for such proposal to be eligible for inclusion in our 2023 proxy statement. We are not required to include in our proxy statement and form of proxy a shareholder proposal that was received after that date or that otherwise fails to meet the requirements for shareholder proposals established by SEC regulations.

In order to be properly brought before the 2023 Annual Meeting, regardless of inclusion in our Proxy Statement, notice of a matter a shareholder wishes to present, including any director nominations, must be delivered to the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, not less than 90 nor more than 120 days prior to the date of this year’s annual meeting, which would be no later than the close of business on February 26, 2023 and no earlier than the close of business on January 27, 2023. If, however the date of the meeting is advanced by more than 30 days, or delayed by more than 60 days, from the planned date of this year’s annual meeting, notice by the shareholder to be timely must be delivered not earlier than 90 days prior to the Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

VOTING INSTRUCTIONS

You are a “Registered Shareholder” if your Shares are held in your name. The Company has made a list of all persons who were registered holders of Shares as of the close of business on March 31, 2022, and the number of Shares registered in the name of each person on that date.

Each Shareholder on the Record Date will be entitled to one vote for each Share held by such Shareholder on all matters proposed to come before the Meeting, except to the extent that such Shareholder has transferred any such Shares after the Record Date and the transferee of such Shares establishes ownership thereof and makes a written demand, not later than ten (10) days before the Meeting, to be included on the list of Shareholders entitled to vote at the Meeting, in which case the transferee will be entitled to vote such Shares at the Meeting.

Registered Shareholder Voting

Voting During the Annual Meeting

If you wish to vote while the virtual Annual Meeting is in session, do not complete or return the proxy form. To attend and vote at the Annual Meeting:

•log in at https://web.lumiagm.com/445339179 at least 15 minutes before the meeting starts
•click on “Join” beneath the meeting ID: 445-339-179
•read and accept the terms and conditions in order to proceed to the meeting
•enter your username, which is the 15-digit control number located on your proxy form, and enter the password: ssr2022 (case sensitive)

If, as a Registered Shareholder, you are using your control number to log-in to the Annual Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot at the appropriate time on the matters put forth at the Annual Meeting. If you have already voted by proxy and you vote again during the online ballot during the Annual Meeting, your online vote during the Annual Meeting will revoke your previously submitted proxy. If you have already voted by proxy and do not wish to revoke your previously submitted proxy, do not vote again during the online ballot.

A proxy can be submitted to Computershare either in person, or by mail or courier to:

100 University Avenue, 8th Floor,
Toronto, Ontario,
M5J 2Y1;
or
via the internet at www.investorvote.com.

The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 25, 2022, or if the meeting is adjourned or postponed, not less than two business days before the commencement of such adjourned or postponed meeting.

Registered Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the meeting as their proxy and vote their shares MUST submit their proxy, appointing that person as proxyholder AND, if that person will be attending the meeting online, register that proxyholder online, as described below under the “To Register your Proxyholder” section. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy if your proxyholder will be attending the meeting online. Failure to register the proxyholder will result in the proxyholder not receiving a Username that is required to be able to attend and participate at the meeting.

If you are using the Username provided by Computershare to login to the online meeting (i.e. Computershare sent you an email with a Username), you must accept the terms and conditions to represent the shares appointed to you.

Should you just wish to enter as a Guest, accept the terms and conditions and enter as a Guest.

Voting by Proxy

If you are a Registered Shareholder, the applicable proxy form(s) are included in your Notice Package. Registered Shareholders have four options to vote by proxy:

By Telephone (only within Canada or the United States):

•Call 1-866-732-VOTE (8683) from a touch-tone phone and follow the instructions. You will need the 15-digit control number located on the proxy form included in the Meeting Materials. You do not need to return your proxy form.

By Internet:

•Go to www.investorvote.com. You will need the 15-digit control number located on the proxy form included in the Meeting Materials. You do not need to return your proxy form.

By Fax:

•Complete your voting instructions, sign and date the proxy and fax it to Computershare at 1-866-249-7775 (for Registered Shareholders in Canada and the U.S.) or 1-416-263-9524 (for Registered Shareholders outside Canada and the U.S.)

By Mail:

•Complete, date and sign the proxy form included in the Meeting Materials and return it in the envelope provided or otherwise by mail to:

Computershare Investor Services Inc.
Attention: Proxy Department
100 University Avenue, 8th Floor
Toronto, Ontario, M5J 2Y1

The persons already named in the proxy included in your Notice Package are either directors or officers of the Company. Please see “General Voting Information — Proxy Voting” above.

Non-Registered Shareholder Voting

Shareholders, or the persons they appoint as their proxies, are permitted to vote at the Meeting. However, in many cases, Shares of the Company that are beneficially owned by a person (a “Non-Registered Holder”) are registered either:

•in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs, TFSAs or similar plans (each an “Intermediary”) that represents the Non-Registered Holder in respect of its common shares; or

•in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc. or CHESS Depositary Nominees Pty Ltd. (“CDN”)) of which the Intermediary is a participant.

If you are a Non-Registered Holder (other than a holder of CHESS depositary interests in Australia), and have received these materials through your broker, custodian, nominee or other intermediary, please complete and return the VIF provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein. Non-registered holders who have not duly appointed themselves as proxy will not be able to participate at the meeting.

As an alternative to submitting your voting instructions to your intermediary by completing and returning your VIF, a Non-Registered Holders may vote using one of the following methods:

Voting During the Virtual Meeting:

Non-Registered Holders must appoint themselves as proxyholder by registering with Computershare at www.computershare.com/ssrmining as described below under the “To Register your Proxyholder” section, to receive login credentials to attend and vote at the virtual meeting:

•log in at https://web.lumiagm.com/445339179 at least 15 minutes before the meeting starts
•click on “Join” beneath the meeting ID: 445-339-179
•read and accept the terms and conditions in order to proceed to the meeting
•enter your username provided by Computershare via email, provided your appointment has been registered, and enter the password: ssr2022 (case sensitive)

Voting By Proxy

By Internet:

•Go to www.proxyvote.com, enter your 16-digit control number and provide your voting instructions.

By Telephone:

•Call the toll-free number listed on your VIF from a touch tone phone and follow the automatic voice recording instructions to vote. You will need your 16-digit control number to vote.

The Company may utilize the Broadridge QuickVote™ service to assist Non-Registered Holders (other than a holder of CHESS depositary interests in Australia) with voting their Shares. Certain Non-Registered Holders who have not objected to the Company knowing who they are (non-objecting beneficial owners), may be contacted by Laurel Hill Advisory Group to conveniently obtain a vote directly over the telephone.

Canada – Voting Instructions

Generally, Non-Registered Holders will receive a package from their Intermediary containing either:

•a VIF that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the VIF;

or, less typically

•a form of proxy card that has already been stamped or signed by the Intermediary and is restricted as to the number of Shares beneficially owned by the Non-Registered Holder, but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the proxy card and deposit it with Computershare by fax or mail as described above. Note that voting by Internet or telephone may not be available for such Non-Registered Holders.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Shares of the Company that they beneficially own.

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by calling toll-free at 1-877-452-7184 (for Shareholders in Canada or the United States) or 1-416-304-0211 (for Shareholders outside North America) or by e-mail at assistance@laurelhill.com.

Australia – Voting Instructions

Non-Registered Holders in Australia hold CHESS Depositary Interests (“CDIs”) of the Company, or units of beneficial ownership of the underlying Shares, which are registered in the name of CDN. As the holders of CDIs are not the legal owners of the underlying Shares, CDN is entitled to vote at the Meeting at the instruction of the holders of the CDIs.

As a result, holders of CDIs can expect to receive a VIF, together with the Meeting Materials from Link in Australia. These VIFs are to be completed and returned to Link in Australia in accordance with the instructions contained therein. CDN is required to follow the voting instructions properly received from holders of CDIs.

If you hold your interest in CDIs through an Intermediary, you will need to follow the instructions of your Intermediary to request a form of legal proxy.

To obtain a copy of CDN’s Financial Services Guide, go to www.asx.com.au/cdis. Phone +61 2 9338 0000 (overseas) or +02 9227 0885 (within Australia) if you would like a copy sent to you by mail.

CDI holders in Australia, can contact Laurel Hill for assistance by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

Appointment of a Third-Party as Proxy

The following applies to Shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the form of proxy or VIF. This includes non-registered Shareholders who wish to appoint themselves as proxyholder to attend and participate at the meeting online.

To appoint someone other than the management nominees as your proxyholder, you must submit your proxy or VIF to the appropriate party prior to registering your proxyholder. For Registered Shareholders, a proxy can be submitted to Computershare either in person, or by mail or courier, to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or via the internet at www.investorvote.com. The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 25, 2022, or if the meeting is adjourned or postponed, not less than two business days before the commencement of such adjourned or postponed meeting. For Non-Registered Shareholders, your proxy or VIF can be submitted to your intermediary by returning your proxy or VIF by mail using the postage-paid envelope provided with your proxy materials or via the internet at www.proxyvote.com.

If a shareholder who has submitted a proxy attends the meeting via the webcast and has accepted the terms and conditions when entering the meeting online, any votes cast by such shareholder on a ballot will be counted and the submitted proxy will be disregarded.

Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or VIF if your proxyholder will be attending the meeting online. Failure to register the proxyholder will result in the proxyholder not receiving login credentials that are required in order to attend and participate at the meeting.

To Register your Proxyholder

To register a proxyholder, Shareholders MUST visit www.computershare.com/ssrmining by 5:00 p.m. MDT (Denver) on May 25, 2022 and provide Computershare with the required proxyholder contact information, so that Computershare may provide the proxyholder with login credentials via e-mail.

Without login credentials, proxyholders will not be able to attend and vote online at the meeting. If you are a Non-Registered Holder and you wish to vote at the meeting online, you must appoint yourself as proxyholder by inserting your own name in the space provided on the VIF sent to you by your intermediary, you must follow all of the applicable instructions provided by your intermediary AND, if you will be attending the meeting online, you must also register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. Non-registered holders who have not appointed themselves as proxyholder cannot vote online during the meeting. This is because we and our transfer agent do not maintain the records for non-registered holders of our shares and we have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder.

If you decide to vote by telephone, you cannot appoint a person to vote your Shares other than our directors or officers whose printed names appear on the proxy form.

It is important to ensure that any other person you appoint is attending the Meeting and is aware that his or her appointment has been made to vote your Shares.

Deadlines for Voting

Attending the Meeting — If you are planning to attend the Meeting and wish to vote your Shares while the virtual meeting is in session, your vote will be taken and counted at the Meeting.

Using the Proxy Form — If you are voting using the proxy form and voting by fax or by mail, your proxy form should be received by Computershare not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting or any adjournment thereof. If you are a holder of CHESS depositary interests in Australia, please complete and return the form in accordance with the instructions in the Meeting Materials. If you do not complete and return the form in accordance with such instructions, you may lose your right to instruct the Registered Shareholder on how to vote at the Meeting on your behalf.

Internet or Telephone — If you are voting your proxy by internet or by telephone, you must do so not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting or any adjournment thereof.

The deadline for the deposit of proxies may be extended or waived by the Chair of the SSR Mining Inc. Meeting at his discretion without notice.

Revoking your Proxy

A Registered Shareholder who has voted by proxy may revoke it by voting again in any manner (as described above), or by depositing an instrument in writing (which includes another proxy form with a later date) executed by you or by your attorney authorized in writing delivered to Computershare by fax or mail (as described above), at any time up to 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting. A Registered Shareholder may also revoke a proxy in any other manner permitted by law. In addition, participation in person in a vote by ballot at the Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

Revocation of Voting Instruction Forms and Proxies

A Non-Registered Holder may revoke a VIF that has been given to an Intermediary by written notice to the Intermediary or by submitting a VIF bearing a later date. In order to ensure that an Intermediary act upon revocation of a VIF, written notice should be received by the Intermediary well in advance of the Meeting. A Non-Registered Holder may revoke a proxy that has been delivered to Computershare by following the instructions as described in “Revoking Your Proxy” above.